Pioneer Mid Cap
Growth Fund
--------------------------------------------------------------------------------
Annual Report | September 30, 2008
--------------------------------------------------------------------------------

Ticker Symbols:
Class A   PITHX
Class B   PBMDX
Class C   PCMCX
Class Y   PMCYX

[Logo]PIONEER
      Investments(R)

                        visit us: pioneerinvestments.com

Table of Contents

Letter to Shareowners                                                         2

Portfolio Management Discussion                                               4

Portfolio Summary                                                             7

Prices and Distributions                                                      8

Performance Update                                                            9

Comparing Ongoing Fund Expenses                                              13

Schedule of Investments                                                      15

Financial Statements                                                         24

Notes to Financial Statements                                                32

Report of Independent Registered Public Accounting Firm                      39

Approval of Investment Advisory Agreement                                    42

Trustees, Officers and Service Providers                                     46

                      Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    1

President's Letter

Dear Shareowner,

Stock and bond markets around the globe this year have experienced one of their most tumultuous periods in history. Investors have witnessed volatility of a magnitude that many have never before seen. Distance often provides the best vantage point for perspective. Still, we believe that the benefits of basic investment principles that have stood the test of time -- even in the midst of market turmoil -- cannot be underestimated.

First, invest for the long term. The founder of Pioneer Investments, Philip L.
Carret, began his investment career during the 1920's. One lesson he learned is that while great prosperity affords an advantageous time for selling stocks, extreme economic slumps can create opportunities for purchase. Indeed, many of our portfolio managers, who follow the value-conscious investing approach of our founder, are looking at recent market conditions as an opportunity to buy companies whose shares we believe have been unjustifiably beaten down by indiscriminate selling, but that we have identified as having strong prospects over time. While investors may be facing a sustained market downturn, we continue to believe that patience, along with staying invested in the market, are important considerations for long-term investors.

A second principle is to stay diversified across different types of investments. The global scope of the current market weakness poses challenges for this basic investment axiom. But the turbulence makes now a good time to reassess your portfolio and make sure that your investments continue to meet your needs. We believe you should work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective.

As the investment markets sort through the continuing crisis in the financial industry, we are staying focused on the fundamentals and risk management. With more than 80 years of experience behind us, we have learned how to navigate turbulent markets. At Pioneer Investments, risk management has always been a critical part of our culture -- not just during periods of extraordinary volatility. Our investment process is based on fundamental research, quantitative analysis and active portfolio management. This three-pillared process, which we apply to each of our portfolios, is supported by an integrated team approach and is designed to carefully balance risk and reward.
While we

2    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

see potential chances for making money in many corners of the market, it takes research and experience to separate solid investment opportunities from speculation.

We invite you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at
www.pioneerinvestments.com. Thank you for investing with Pioneer.

Respectfully,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report.
These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                      Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    3

Portfolio Management Discussion | 9/30/08

A series of unprecedented events arising from the intensifying global credit crisis drove equity and commodity markets sharply lower over the fiscal-year period ended September 30, 2008. In the following pages, co-managers of the
Pioneer Mid Cap Growth Fund, Andrew Acheson and Ken Winston describe the period's disruptive impact and offer their assessment of what may lie ahead.

Q    Please describe market conditions over the 12 months ended September 30,
     2008.

A    The credit crisis that began with subprime mortgages and slumping home values reached a crescendo with the effective demise of
     government-sponsored mortgage entities Fannie Mae and Freddie Mac. Overly leveraged investors sold huge quantities of stock regardless of valuations, producing a massive downward pressure on prices. A major insurer, banks, brokerage firms and important European financial institutions fell victim to the turbulence. Confidence in the credit markets evaporated because of the numerous complex relationships these collapsing institutions maintained with other entities, financial and otherwise. Banks, determined not to put capital at risk, curtailed lending to other banks or to their own customers because of possible loan losses, cutting off the flow of credit to businesses and individuals. As this 12-month period ended, Congress and the administration were working on a bailout package designed to get credit markets moving and jump start the economy.

Q    How did the Fund perform in that environment?

A    Pioneer Mid Cap Growth Fund's Class A shares had a total return of -30.16%, at net asset value, for the 12 months ended September 30, 2008. The Russell
     Mid Cap Growth Index, the Fund's benchmark, had a return of -24.65% for the same period. During the period, the average return of the 611 funds in
     Lipper's Mid Cap Growth category was -24.93%.

     The Fund's underperformance of its benchmark over the period stemmed entirely from stock selection. All sectors within the index declined, with consumer staples and health care suffering the least while consumer discretionary issues, telecommunications and utilities recorded the worst results.

Q    Which sectors or stocks contributed favorably to the Fund's performance for the period, despite the overwhelming bad news?

A    Stock selection in consumer, energy, health care and technology was favorable, although not enough to compensate for declines elsewhere. Good stock picks, as well as the Fund's underweight position in the very weak

4    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

     consumer discretionary sector, aided returns. TJX and Ross Stores performed well. These off-price retailers expect to attract cost-conscious consumers when better goods become available as sluggish spending erodes department store sales. The Fund's opportunistic purchase of Dicks' Sporting Goods worked well. Darden Restaurants, owners of Red Lobster, Olive Garden and other chains, was another timely investment for the Fund. Darden's shares recovered smartly after the Fund invested during a downdraft early in the year.

     The Fund took profits in Southwestern Energy, a longtime holding. The Fund benefited when oil-field services operator Helmerich and Payne rose, thanks to increased market share and high rental rates for its technologically sophisticated equipment that can drill for oil and gas in unconventional geological locations. In healthcare, results were favorable in Thoratec, makers of breakthrough cardiac implants used in patients suffering severe heart failure or awaiting transplants. Alliance Data Systems, which ran counter to the downtrend in technology, creates, markets and manages private label credit cards using proprietary technology. This holding also served the Fund well during the period.

Q    What were some of the fiscal period's worst disappointments for the Fund?

A    Fund results were undercut sharply by selections in the financials, materials and information technology sectors, with dramatic declines in two stocks tipping Fund results steeply into negative territory. Shares of
     Freeport MacMoRan, a copper and gold miner, plunged as fears of shrinking global demand drove commodity prices abruptly lower. And failing brokerage house Bear Stearns, engulfed by rumors and adverse investor action, was forced to merge with another firm, at very depressed prices.

     Our investment discipline is designed to identify stocks whose potential upside over a two- or three-year period is not reflected in current prices;
     sometimes this approach leads the Fund into stocks prematurely. The Fund held large positions in both Freeport and Bear Stearns, reflecting our conviction that prevailing valuations understated their likely potential over the next few years.

     Technology, where the Fund was more aggressive than the index, was another disappointing area. Akamai, which operates networks critical to the
     Internet, declined due to competitive threats and fears that online advertising would shrink, reducing demand for Akamai's services. We believe that the negativity surrounding Akamai is overstated. Shares of F5, which serves large financial and telecommunications companies with web application equipment, also fell as the financial services industry fell into disorder. The slowing economy also threatens to reduce revenues from
     F5's telecommunications customers. Fears of a possible global recession weighed on shares of

                      Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    5

     ON Semiconductor, another Fund holding, whose products go into a wide range of electronic devices.

Q    What is your outlook for the economy and for mid-cap stocks in the months ahead?

A    Credit markets were essentially frozen at the end of the period, with many institutions either unwilling to lend or demanding unacceptable rates of interest. Without access to credit, businesses and individuals found their plans stymied, threatening job prospects and spending plans and perhaps intensifying the recession. Although we think government response as of
     September 30 had been piecemeal and unfocused, more recent actions may bring a thaw that limits economic damage and sets the stage for a recovery some time next year. In that scenario, stock prices could do well as investors anticipate better conditions several months ahead of any actual turnaround. However, if the thaw is too slow or interventionist steps prove ineffective, a protracted credit freeze could harm the economy severely and drive equity valuations even lower.

     Although conditions grew far more serious this year than we could have anticipated, we do not manage the Fund with a view to what might happen in the next few weeks. Therefore, even in this negative environment, we continue to buy underappreciated stocks where we see significant upside potential over the intermediate term.

Please refer to the Schedule of Investments on pages 15-23 for a full listing of Fund securities.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political or regulatory developments or other risks affecting these industries or sectors. Investing in mid-sized companies may offer the potential for higher returns, but is also subject to greater short-term price fluctuations than larger, more-established companies.

Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report.
These statements should not be relied upon for any other purposes.

6    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

Portfolio Summary | 9/30/08

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

U.S. Common Stocks                                                      78.1%
Temporary Cash Investments                                              20.6%
Depositary Receipts International Stocks                                 1.3%

Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

Information Technology                                                  30.9%
Health Care                                                             18.1%
Industrials                                                             17.1%
Consumer Discretionary                                                  10.9%
Energy                                                                  10.0%
Financials                                                               5.4%
Consumer Staples                                                         3.9%
Materials                                                                3.6%
Utilities                                                                0.1%

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of equity holdings)*

 1.     L-3 Communications Holdings, Inc.                      2.98%
 2.     SGC Holding Corp.                                      2.70
 3.     Thoratec Corp.                                         2.64
 4.     First Solar, Inc.                                      2.58
 5.     Charles River Laboratories International, Inc.         2.57
 6.     Barr Laboratories, Inc.                                2.28
 7.     Noble Affiliates, Inc.                                 2.14
 8.     Riverbed Technology, Inc.                              2.12
 9.     Liberty Entertainment, Inc.                            2.06
10.     Alliance Data Systems Corp.                            2.05

*    This list excludes temporary cash and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.

                      Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    7

Prices and Distributions | 9/30/08

Net Asset Value per Share
--------------------------------------------------------------------------------

     Class           9/30/08           9/30/07
       A             $ 11.54           $ 17.35
--------------------------------------------------
       B             $  9.33           $ 14.35
--------------------------------------------------
       C             $  9.77           $ 14.97
--------------------------------------------------
       Y             $ 11.72           $ 17.54
--------------------------------------------------

Distributions per Share: 10/1/07-9/30/08
--------------------------------------------------------------------------------

                   Net
                Investment        Short-Term        Long-Term
      Class       Income       Capital Gains     Capital Gains
        A         $ --            $ 0.1559          $ 0.6394
-----------------------------------------------------------------
        B         $ --            $ 0.1559          $ 0.6394
-----------------------------------------------------------------
        C         $ --            $ 0.1559          $ 0.6394
-----------------------------------------------------------------
        Y         $ --            $ 0.1559          $ 0.6394
-----------------------------------------------------------------

8    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

Performance Update | 9/30/08                                    Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Growth Fund at public offering price, compared to that of the Russell Midcap Growth Index.

Average Annual Total Returns
(As of September 30, 2008)
-----------------------------------------------------------------------
                                         Net Asset     Public Offering
Period                                   Value (NAV)   Price (POP)
-----------------------------------------------------------------------
10 Years                                     2.11%           1.51%
5 Years                                      1.16           -0.02
1 Year                                     -30.16          -34.18
-----------------------------------------------------------------------
Expense Ratio
(Per prospectus dated February 1, 2008)
-----------------------------------------------------------------------
                                             Gross           Net
-----------------------------------------------------------------------
                                             0.89%           0.89%
-----------------------------------------------------------------------

[The following data was represented as a mountain chart in the printed material.]

Value of $10,000 Investment

             Pioneer        Russell
             Mid Cap        Midcap
             Growth         Growth
              Fund           Index
9/98          9,425         10,000
             11,210         13,719
9/00         16,808         22,001
             10,041         10,612
9/02          8,346          8,967
             10,967         12,455
9/04         11,840         14,158
             13,267         17,481
9/06         13,802         18,711
             16,637         22,682
9/08         11,619         17,090

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Growth Index measures the performance of U.S. mid-cap growth stocks. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges.
You cannot invest directly in an index.

                      Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    9

Performance Update | 9/30/08                                    Class B Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Growth Fund, compared to that of the Russell
Midcap Growth Index.

Average Annual Total Returns
(As of September 30, 2008)
----------------------------------------------------------------------
                                           If             If
Period                                     Held           Redeemed
----------------------------------------------------------------------
10 Years                                      0.85%          0.85%
5 Years                                      -0.10          -0.10
1 Year                                      -31.00         -33.60
----------------------------------------------------------------------
Expense Ratio
(Per prospectus dated February 1, 2008)
----------------------------------------------------------------------
                                              Gross           Net
----------------------------------------------------------------------
                                              2.16%          2.16%
----------------------------------------------------------------------

[The following data was represented as a mountain chart in the printed material.]

Value of $10,000 Investment

             Pioneer        Russell
             Mid Cap        Midcap
             Growth         Growth
              Fund           Index
9/98         10,000         10,000
             11,761         13,719
9/00         17,467         22,001
             10,292         10,612
9/02          8,424          8,967
             10,934         12,455
9/04         11,663         14,158
             12,899         17,481
9/06         13,242         18,711
             15,767         22,682
9/08         10,879         17,090

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

"If Held" results represent the percent change in net asset value per share.
Returns would have been lower had sales charges been reflected. "If Redeemed"
returns reflect the deduction of applicable contingent deferred sales charge
(CDSC). Effective December 1, 2004, the period during which a CDSC is applied to withdrawals was shortened to 5 years. The maximum CDSC for Class B shares continues to be 4%. For more complete information, please see the prospectus for details. Note: Shares purchased prior to December 1, 2004 remain subject to the CDSC in effect at the time you purchased those shares. For performance information for shares purchased prior to December 1, 2004, please visit
www.pioneerinvestments.com.

All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Growth Index measures the performance of U.S. mid-cap growth stocks. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges.
You cannot invest directly in an index.

10    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

Performance Update | 9/30/08                                    Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Growth Fund, compared to that of the Russell
Midcap Growth Index.

Average Annual Total Returns
(As of September 30, 2008)
----------------------------------------------------------------------
                                           If             If
Period                                     Held           Redeemed
----------------------------------------------------------------------
10 Years                                      0.92%          0.92%
5 Years                                       0.05           0.05
1 Year                                      -30.92         -30.92
----------------------------------------------------------------------
Expense Ratio
(Per prospectus dated February 1, 2008)
----------------------------------------------------------------------
                                              Gross           Net
----------------------------------------------------------------------
                                              1.99%          1.99%
----------------------------------------------------------------------

[The following data was represented as a mountain chart in the printed material.]

Value of $10,000 Investment

             Pioneer        Russell
             Mid Cap        Midcap
             Growth         Growth
              Fund           Index
9/98         10,000         10,000
             11,798         13,719
9/00         17,533         22,001
             10,333         10,612
9/02          8,447          8,967
             10,936         12,455
9/04         11,681         14,158
             12,935         17,481
9/06         13,306         18,711
             15,868         22,682
9/08         10,962         17,090

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). The performance of Class C shares does not reflect the 1% front-end sales charge in effect prior to February 1, 2004. If you paid a 1% sales charge, your returns would be lower than those shown above.
"If Held" results represent the percent change in net asset value per share.
Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Growth Index measures the performance of U.S. mid-cap growth stocks. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges.
You cannot invest directly in an index.

                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    11

Performance Update | 9/30/08                                    Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Growth Fund, compared to that of the Russell
Midcap Growth Index.

Average Annual Total Returns
(As of September 30, 2008)
----------------------------------------------------------------------
                                           If             If
Period                                     Held           Redeemed
----------------------------------------------------------------------
10 Years                                      2.26%          2.26%
5 Years                                       1.45           1.45
1 Year                                      -29.88         -29.88
----------------------------------------------------------------------
Expense Ratio
(Per prospectus dated February 1, 2008)
----------------------------------------------------------------------
                                              Gross           Net
----------------------------------------------------------------------
                                              0.49%          0.49%
----------------------------------------------------------------------

[The following data was represented as a mountain chart in the printed material.]

Value of $10,000 Investment

             Pioneer        Russell
             Mid Cap        Midcap
             Growth         Growth
              Fund           Index
9/98         10,000         10,000
             11,894         13,719
9/00         17,833         22,001
             10,654         10,612
9/02          8,855          8,967
             11,636         12,455
9/04         12,563         14,158
             14,104         17,481
9/06         14,739         18,711
             17,835         22,682
9/08         12,506         17,090

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Performance shown for periods prior to the inception of Class Y shares reflects the NAV performance of the Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees, applicable to
Class A shares. Since the fees for Class A shares are generally higher than those of Class Y shares, the performances for Class Y Shares prior to their inception (2/1/05) would have been higher. Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors, All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Growth Index measures the performance of U.S. mid-cap growth stocks. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges.
You cannot invest directly in an index.

12    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1)  ongoing costs, including management fees, distribution and/or service
     (12b-1) fees, and other Fund expenses; and

(2)  transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1)  Divide your account value by $1,000
     Example: an $8,600 account value [divided by] $1,000 = 8.6

(2)  Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period"
     to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Mid Cap Growth Fund

Based on actual returns from April 1, 2008 through September 30, 2008.

 Share Class                  A                B                C                Y
 Beginning Account       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
 Value on 4/1/08
--------------------------------------------------------------------------------------
 Ending Account          $   821.36       $   816.28       $   816.84       $   823.00
 Value on 9/30/08
--------------------------------------------------------------------------------------
 Expenses Paid           $     4.55       $    10.03       $     9.40       $     2.64
 During Period*
--------------------------------------------------------------------------------------

*    Expenses are equal to the Fund's annualized expense ratio of 1.00%, 2.21%,
     2.07%, and 0.58% for Class A, Class B, Class C, and Class Y, respectively, multiplied by the average account value over the period, multiplied by
     183/366 (to reflect the one-half year period).

                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    13

Comparing Ongoing Fund Expenses (continued)

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the
Fund and other funds. To do so, compare this 5% hypothetical example with the
5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Mid Cap Growth Fund

Based on a hypothetical 5% return per year before expenses, reflecting the period from April 1, 2008 through September 30, 2008.

 Share Class                  A                B                C                Y
 Beginning Account       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
 Value on 4/1/08
--------------------------------------------------------------------------------------
 Ending Account          $ 1,020.00       $ 1,013.95       $ 1,014.65       $ 1,022.10
 Value on 9/30/08
--------------------------------------------------------------------------------------
 Expenses Paid           $     5.05       $    11.13       $    10.43       $     2.93
 During Period*
--------------------------------------------------------------------------------------

*    Expenses are equal to the Fund's annualized expense ratio of 1.00%, 2.21%,
     2.07%, and 0.58% for Class A, Class B, Class C, and Class Y, respectively, multiplied by the average account value over the period, multiplied by
     183/366 (to reflect the one-half year period).

14    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

Schedule of Investments | 9/30/08

 Shares                                                               Value
               COMMON STOCKS -- 96.8%
               ENERGY -- 9.7%
               Coal & Consumable Fuels -- 1.8%
   124,600     Walter Industries, Inc.                                $  5,912,270
----------------------------------------------------------------------------------
               Oil & Gas Drilling -- 3.4%
    84,300     ENSCO International, Inc. (b)                          $  4,858,209
   146,500     Helmerich & Payne, Inc.                                   6,327,335
                                                                      ------------
                                                                      $ 11,185,544
                                                                      ------------
               Oil & Gas Equipment & Services -- 1.5%
    34,840     HIS, Inc.*                                             $  1,659,778
   137,900     Weatherford Intl, Inc.*                                   3,466,806
                                                                      ------------
                                                                      $  5,126,584
----------------------------------------------------------------------------------
               Oil & Gas Exploration & Production -- 2.1%
   124,200     Noble Affiliates, Inc.                                 $  6,904,278
----------------------------------------------------------------------------------
               Oil & Gas Storage & Transportation -- 0.9%
   242,600     El Paso Corp. (b)                                      $  3,095,576
                                                                      ------------
               Total Energy                                           $ 32,224,252
----------------------------------------------------------------------------------
               MATERIALS -- 3.5%
               Diversified Chemical -- 0.8%
    54,200     FMC Corp.                                              $  2,785,338
                                                                      ------------
               Diversified Metals & Mining -- 1.9%
   109,825     Freeport-McMoRan Copper & Gold, Inc. (Class B) (b)     $  6,243,551
                                                                      ------------
               Fertilizers & Agricultural Chemicals -- 0.5%
    59,700     Terra Industries, Inc.                                 $  1,755,180
                                                                      ------------
               Industrial Gases -- 0.3%
    12,000     Air Products & Chemicals, Inc.                         $    821,880
                                                                      ------------
               Total Materials                                        $ 11,605,949
----------------------------------------------------------------------------------
               CAPITAL GOODS -- 13.2%
               Aerospace & Defense -- 3.7%
    72,900     Be Aerospace, Inc.*                                    $  1,154,007
    97,800     L-3 Communications Holdings, Inc.                         9,615,696
    34,100     Rockwell Collins, Inc.                                    1,639,869
                                                                      ------------
                                                                      $ 12,409,572
----------------------------------------------------------------------------------
               Construction & Engineering -- 1.8%
   283,100     KBR, Inc.                                              $  4,322,937
    62,500     Quanta Services, Inc. (b)                                 1,688,125
                                                                      ------------
                                                                      $  6,011,062
----------------------------------------------------------------------------------
               Electrical Component & Equipment -- 3.0%
    44,100     First Solar, Inc.*                                     $  8,330,931
    45,500     Suntech Power Holdings Co., Ltd. (A.D.R.)*(b)             1,632,085
                                                                      ------------
                                                                      $  9,963,016
----------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.
                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    15

Schedule of Investments | 9/30/08 (continued)

 Shares                                                      Value
               Industrial Machinery -- 3.2%
    74,300     ITT Corp.                                     $  4,131,823
    60,450     Parker Hannifin Corp. (b)                        3,203,850
    42,800     SPX Corp.                                        3,295,600
                                                             ------------
                                                             $ 10,631,273
-------------------------------------------------------------------------
               Trading Companies & Distributors -- 1.5%
    59,800     W.W. Grainger, Inc.                           $  5,200,806
                                                             ------------
               Total Capital Goods                           $ 44,215,729
-------------------------------------------------------------------------
               COMMERCIAL SERVICES & SUPPLIES -- 2.5%
               Diversified Commercial Services -- 2.5%
    82,700     Corrections Corp. of America*                 $  2,055,095
   135,000     CoStar Group, Inc.*(b)                           6,127,650
                                                             ------------
                                                             $  8,182,745
                                                             ------------
               Total Commercial Services & Supplies          $  8,182,745
-------------------------------------------------------------------------
               TRANSPORTATION -- 0.9%
               Airlines -- 0.8%
   152,700     Continental Airlines, Inc. (Class B)*(b)      $  2,547,036
-------------------------------------------------------------------------
               Railroads -- 0.1%
     7,500     Kansas City Southern Industries, Inc.*        $    332,700
                                                             ------------
               Total Transportation                          $  2,879,736
-------------------------------------------------------------------------
               CONSUMER SERVICES -- 2.2%
               Hotels, Resorts & Cruise Lines -- 0.5%
    57,900     Starwood Hotels & Resorts Worldwide, Inc.     $  1,629,306
-------------------------------------------------------------------------
               Restaurants -- 1.7%
   194,600     Darden Restaurants, Inc.                      $  5,571,398
                                                             ------------
               Total Consumer Services                       $  7,200,704
-------------------------------------------------------------------------
               MEDIA -- 2.0%
               Broadcasting -- 2.0%
   266,000     Liberty Entertainment, Inc.                   $  6,642,020
                                                             ------------
               Total Media                                   $  6,642,020
-------------------------------------------------------------------------
               RETAILING -- 6.4%
               Apparel Retail -- 4.0%
    56,300     Abercrombie & Fitch Co.                       $  2,221,035
    78,000     Guess?, Inc. (b)                                 2,713,620
   137,300     Ross Stores, Inc.                                5,054,013
   113,500     TJX Companies, Inc.                              3,464,020
                                                             ------------
                                                             $ 13,452,688
-------------------------------------------------------------------------
               Distributors -- 1.5%
   290,500     LKQ Corp.*                                    $  4,929,785
-------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.
16    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

 Shares                                                            Value
               Specialty Stores -- 0.9%
   158,200     Dick's Sporting Goods, Inc.*                        $  3,097,556
                                                                   ------------
               Total Retailing                                     $ 21,480,029
-------------------------------------------------------------------------------
               FOOD, BEVERAGE & TOBACCO -- 3.3%
               Brewers -- 0.5%
    37,800     Molson Coors Brewing Co. (Class B)                  $  1,765,260
-------------------------------------------------------------------------------
               Soft Drinks -- 1.7%
   147,600     Fomento Economico Mexicano SA de C.V.               $  5,629,464
-------------------------------------------------------------------------------
               Tobacco -- 1.1%
    48,700     Lorillard, Inc.                                     $  3,465,005
                                                                   ------------
               Total Food, Beverage & Tobacco                      $ 10,859,729
-------------------------------------------------------------------------------
               HOUSEHOLD & PERSONAL PRODUCTS -- 0.5%
               Personal Products -- 0.5%
    65,000     Alberto-Culver Co. (Class B)                        $  1,770,600
                                                                   ------------
               Total Household & Personal Products                 $  1,770,600
-------------------------------------------------------------------------------
               HEALTH CARE EQUIPMENT & SERVICES -- 9.2%
               Health Care Distributors -- 1.0%
    35,200     Cardinal Health, Inc.                               $  1,734,656
    32,500     McKesson Corp.                                         1,748,825
                                                                   ------------
                                                                   $  3,483,481
-------------------------------------------------------------------------------
               Health Care Equipment -- 5.6%
   211,600     Hologic, Inc.*(b)                                   $  4,090,228
   139,932     Insulet Corp.*(b)                                      1,947,853
    16,700     Surgical Intuitive, Inc.*                              4,024,366
   325,300     Thoratec Corp.*(b)                                     8,539,125
                                                                   ------------
                                                                   $ 18,601,572
-------------------------------------------------------------------------------
               Health Care Facilities -- 0.5%
    46,500     Psychiatric Solution, Inc.*                         $  1,764,675
-------------------------------------------------------------------------------
               Managed Health Care -- 2.1%
   102,800     Coventry Health Care, Inc.*                         $  3,346,140
    86,700     Humana, Inc.*                                          3,572,040
                                                                   ------------
                                                                   $  6,918,180
                                                                   ------------
               Total Health Care Equipment & Services              $ 30,767,908
-------------------------------------------------------------------------------
               PHARMACEUTICALS & BIOTECHNOLOGY -- 8.3%
               Biotechnology -- 0.8%
    70,800     Alexion Pharmaceuticals, Inc.*(b)                   $  2,782,440
-------------------------------------------------------------------------------
               Life Sciences Tools & Services -- 4.6%
    85,300     Advanced Magnetics, Inc.*(b)                        $  3,303,669
   149,400     Charles River Laboratories International, Inc.*        8,296,182
    67,500     Thermo Fisher Scientific, Inc.*                        3,712,500
                                                                   ------------
                                                                   $ 15,312,351
-------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.
                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    17

Schedule of Investments | 9/30/08 (continued)

 Shares                                                  Value
               Pharmaceuticals -- 2.9%
   113,000     Barr Laboratorie, Inc.*                   $  7,378,900
    75,000     Cardiome Pharma Corp.*(b)                      570,000
    40,600     Perrigo Co.*                                 1,561,476
                                                         ------------
                                                         $  9,510,376
                                                         ------------
               Total Pharmaceuticals & Biotechnology     $ 27,605,167
---------------------------------------------------------------------
               BANKS -- 0.0%
               Regional Banks -- 0.0%
        29     First Horizon National Corp.              $        271
                                                         ------------
               Total Banks                               $        271
---------------------------------------------------------------------
               DIVERSIFIED FINANCIALS -- 5.2%
               Asset Management & Custody Banks -- 1.3%
    84,300     Federated Investors, Inc.*                $  2,432,055
    92,100     Invesco, Ltd.                                1,932,258
                                                         ------------
                                                         $  4,364,313
---------------------------------------------------------------------
               Investment Banking & Brokerage -- 1.4%
     6,089     Goldman Sachs Group, Inc.*                $    779,392
    88,000     Lazard, Ltd.                                 3,762,880
                                                         ------------
                                                         $  4,542,272
                                                         ------------
               Specialized Finance -- 2.5%
     6,708     CME Group, Inc. (b)                       $  2,492,089
    73,500     IntercontinentalExchange, Inc.*              5,929,980
                                                         ------------
                                                         $  8,422,069
                                                         ------------
               Total Diversified Financials              $ 17,328,654
---------------------------------------------------------------------
               SOFTWARE & SERVICES -- 15.5%
               Application Software -- 3.8%
   181,400     Amdocs, Ltd.*                             $  4,966,732
   111,200     Citrix Systems, Inc.*                        2,808,912
   399,500     Nuance Communications, Inc.*(b)              4,869,905
                                                         ------------
                                                         $ 12,645,549
---------------------------------------------------------------------
               Data Processing & Outsourced Services -- 3.7%
   104,500     Alliance Data Systems Corp.*(b)           $  6,623,210
    33,100     MasterCard, Inc.*(b)                         5,869,623
                                                         ------------
                                                         $ 12,492,833
---------------------------------------------------------------------
               Internet Software & Services -- 4.9%
   274,900     Akamai Technologies, Inc.*(b)             $  4,794,256
    14,700     Google, Inc.*                                5,887,644
    91,001     Omniture, Inc.*(b)                           1,670,778
   124,506     VistaPrint, Ltd.*(b)                         4,088,777
                                                         ------------
                                                         $ 16,441,455
---------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.
18    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

 Shares                                                     Value
               Systems Software -- 3.1%
  108,900      BMC Software, Inc.*                          $  3,117,807
  122,500      Check Point Software Technologies, Ltd.*        2,785,650
  126,500      McAfee, Inc.*                                   4,295,940
                                                            ------------
                                                            $ 10,199,397
                                                            ------------
               Total Software & Services                    $ 51,779,234
------------------------------------------------------------------------
               TECHNOLOGY HARDWARE & EQUIPMENT -- 4.5%
               Communications Equipment -- 3.5%
  270,200      Brocade Communications Systems, Inc.*        $  1,572,564
   56,545      F5 Networks, Inc.*                              1,322,022
  199,609      Nortel Networks Corp. U.S.*                       447,124
   59,000      Polycom, Inc. (b)                               1,364,670
  548,200      Riverbed Technology, Inc.*(b)                   6,863,464
                                                            ------------
                                                            $ 11,569,844
------------------------------------------------------------------------
               Computer Storage & Peripherals -- 1.0%
  144,600      Logitech International SA (A.D.R.)*          $  3,372,072
                                                            ------------
               Total Technology Hardware & Equipment        $ 14,941,916
------------------------------------------------------------------------
               SEMICONDUCTORS -- 9.9%
               Semiconductor Equipment -- 1.9%
  149,800      MEMC Electronic Materials, Inc.*             $  4,233,348
  130,000      Tessera Technologies, Inc.*                     2,124,200
                                                            ------------
                                                            $  6,357,548
------------------------------------------------------------------------
               Semiconductors -- 8.0%
  125,800      Analog Devices, Inc.                         $  3,314,830
   72,700      Broadcom Corp.*(b)                              1,354,401
  253,200      Intersil Holding Corp.                          4,198,056
  172,800      Linear Technology Corp. (b)                     5,298,048
  410,300      Marvell Technology Group, Ltd.*                 3,815,790
1,291,900      SGC Holding Corp.*(b)                           8,733,243
                                                            ------------
                                                            $ 26,714,368
                                                            ------------
               Total Semiconductors                         $ 33,071,916
------------------------------------------------------------------------
               UTILITIES -- 0.1%
               Independent Power Producer & Energy Traders -- 0.1%
   18,200      NRG Energy, Inc.*                            $    450,452
                                                            ------------
               Total Utilities                              $    450,452
------------------------------------------------------------------------
               TOTAL COMMON STOCKS
               (Cost $357,773,571)                          $323,007,011
------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.
                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    19

Schedule of Investments | 9/30/08 (continued)

Principal
Amount                                                                         Value
                 TEMPORARY CASH INVESTMENTS -- 25.2%
                 Repurchase Agreements -- 4.3%
$ 2,855,000      Bank of America, 0.5%, dated 9/30/08, repurchase price of
                 $2,855,000 plus accrued interest on 10/1/08 collateralized by the following:
                   $1,345,980 U.S. Treasury Bill, 0.0%, 1/15/09
                   $1,492,541 U.S. Treasury Note, 3.875%, 5/15/10              $  2,855,000
  2,855,000      Bank of America, 1.80%, dated 9/30/08, repurchase price
                 of $2,855,000 plus accrued interest on 10/1/08
                 collateralized by $3,157,735 Freddie Mac Giant,
                 5.5%, 1/1/38                                                     2,855,000
  2,865,000      Barclays Plc, 2.25%, dated 9/30/08, repurchase price of
                 $2,865,000 plus accrued interest on 10/1/08 collateralized by the following:
                   $3,505,862 Federal National Mortgage Association,
                     5.0%, 3/1/21 - 2/1/36
                   $425,732 Freddie Mac Giant, 5.0%, 8/1/36                       2,865,000
  2,865,000      Deutsche Bank, 2.25%, dated 9/30/08, repurchase price of
                 $2,865,000 plus accrued interest on 10/1/08 collateralized by the following:
                   $1,272,466 Freddie Mac Giant, 5.0 - 7.5%,
                     10/1/18 - 9/1/38
                   $49,974 Federal Home Loan Mortgage Corp.,
                     6.591%, 2/1/37
                   $153,649 Federal National Mortgage Association (ARM),
                     4.574 - 5.502%, 10/1/15 - 5/1/36
                   $2,704,913 Federal National Mortgage Association,
                     5.0 - 7.0%, 5/1/20 - 9/1/47                                  2,865,000
  2,855,000      JP Morgan Chase & Co., 1.70%, dated 9/30/08, repurchase
                 price of $2,855,000 plus accrued interest on 10/1/08
                 collateralized by $3,243,262 Federal National Mortgage
                 Association, 4.5 - 6.5%, 6/1/23 - 9/1/38                         2,855,000
                                                                               ------------
                                                                               $ 14,295,000
-------------------------------------------------------------------------------------------
                 Security Lending Collateral -- 20.9% (c)
                 Certificates of Deposit:
  1,209,666      Citibank, 2.73%, 10/30/08                                     $  1,209,666
  1,209,666      Abbey National Plc, 3.15%, 8/13/09                               1,209,666
  1,210,239      Banco Santander NY, 3.09%, 12/22/08                              1,210,239
  1,209,380      Bank of Nova Scotia, 3.18%, 5/5/09                               1,209,380
    435,349      Bank of Scotland NY, 2.89%, 11/4/08                                435,349
  1,931,756      Bank of Scotland NY, 3.03%, 6/5/09                               1,931,756
  2,177,399      Barclays Bank, 3.18%, 5/27/09                                    2,177,399
  2,419,332      BNP Paribas NY, 2.72%, 11/3/08                                   2,419,332
    241,607      Calyon NY, 2.69%, 1/16/09                                          241,607
    142,526      Calyon NY, 2.69%, 1/16/09                                          142,526
  2,177,399      DNB NOR Bank ASA NY, 2.9%, 6/8/09                                2,177,399

The accompanying notes are an integral part of these financial statements.
20    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

Principal
Amount                                                                Value
                 Certificates of Deposit -- (continued):
$ 2,216,109      Intesa SanPaolo S.p.A., 2.72%, 5/22/09             $  2,216,109
    139,952      NORDEA NY, 2.72%, 4/9/09                                139,952
    116,049      NORDEA NY, 2.73%, 12/1/08                               116,049
  1,814,499      Royal Bank of Canada NY, 3.0%, 8/7/09                 1,814,499
  1,209,666      Bank of Scotland NY, 3.06%, 3/5/09                    1,209,666
    725,934      Bank of Scotland NY, 2.96%, 11/3/08                     725,934
    241,581      Skandinavian Enskilda Bank NY, 3.06%, 2/13/09           241,581
  2,177,399      Svenska Bank NY, 2.7%, 7/8/09                         2,177,399
    725,800      Toronto Dominion Bank NY, 2.75%, 11/5/08                725,800
  1,209,666      Wachovia Corp., 2.79%, 10/30/08                       1,209,668
                                                                    ------------
                                                                    $ 24,940,976
--------------------------------------------------------------------------------
                 Commercial Paper:
  2,375,784      American Honda Finance Corp., 2.92%, 7/14/09       $  2,375,784
  2,413,146      ANZ Bank, 2.64%, 11/5/08                              2,413,146
  2,419,332      Commonwealth Bank Australia, 3.02%, 7/16/09           2,419,332
    241,178      Dexdel, 2.7%, 11/10/08                                  241,178
  2,407,732      JP Morgan Chase & Co., 1.42%, 12/3/08                 2,407,732
    241,306      Met Life, Inc., 2.7%, 11/3/08                           241,306
    725,741      John Deere Capital Corp., 2.82%, 12/12/08               725,741
  2,419,332      HSBC USA, Inc., 3.2%, 8/14/09                         2,419,332
  2,419,332      Monumental Global Funding, Ltd., 3.2%, 8/17/09        2,419,332
  2,177,399      New York Life Global, 2.98%, 9/4/09                   2,177,399
    230,341      Bank Bovespa NY, 2.79%, 3/12/09                         230,341
  1,088,573      General Electric Capital Corp., 4.24%, 1/5/09         1,088,573
  1,209,379      General Electric Capital Corp., 2.82%, 3/16/09        1,209,379
  1,209,666      CME Group, Inc., 3.0%, 8/6/09                         1,209,666
    447,437      IBM, 3.18%, 2/13/09                                     447,437
  1,209,666      IBM, 3.18%, 6/26/09                                   1,209,666
  2,177,399      Met Life Global Funding, 3.19%, 6/12/09               2,177,399
  1,209,066      Macquarie Bank, Ltd., 2.55%, 10/8/08                  1,209,066
  1,209,066      Macquarie Bank, Ltd., 2.55%, 10/8/08                  1,209,066
  2,419,332      Societe Generale, 3.28%, 9/4/09                       2,419,332
  2,419,332      U.S. Bank, 2.912%, 8/24/09                            2,419,332
    241,814      Wachovia Corp., 2.85%, 10/28/08                         241,814
  2,056,433      Westpac Banking Corp., 3.74%, 6/1/09                  2,056,437
                                                                    ------------
                                                                    $ 34,967,790
--------------------------------------------------------------------------------
                 Tri-party Repurchase Agreements:
  4,838,665      ABN Amro, 1.85%, 10/1/08                           $  4,838,665
  2,708,443      Barclays Capital Markets, 2.11%, 9/2/08               2,708,443
  2,014,723      Deutsche Bank, 2.0%, 10/1/08                          2,014,723
                                                                    ------------
                                                                    $  9,561,831
--------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.
                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    21

Schedule of Investments | 9/30/08 (continued)

Principal
Amount                                                        Value
                Other:
$  268,128      ABS CFAT 2008-A A1, 3.005%, 4/27/09         $    268,128
                                                            ------------
                Total Securities Lending Collateral         $ 69,738,725
------------------------------------------------------------------------
                TOTAL TEMPORARY CASH INVESTMENTS
                (Cost $84,033,725)                          $ 84,033,725
------------------------------------------------------------------------
                TOTAL INVESTMENT IN SECURITIES -- 122.0%
                (Cost $441,807,296) (a)                     $407,040,736
------------------------------------------------------------------------
                OTHER ASSETS AND LIABILITIES -- (22.0)%     $(73,317,444)
------------------------------------------------------------------------
                TOTAL NET ASSETS -- 100.0%                  $333,723,292
------------------------------------------------------------------------

(A.D.R.) American Depositary Receipt

*    Non-income producing security.

(a)  At September 30, 2008, the net unrealized loss on investments based on cost for federal income tax purposes of $445,798,337 was as follows:

       Aggregate gross unrealized gain for all investments in which there is an
         excess of value over tax cost                                             $ 23,353,686
       Aggregate gross unrealized loss for all investments in which there is an
         excess of tax cost over value                                              (62,111,287)
                                                                                   ------------
       Net unrealized loss                                                         $(38,757,601)
                                                                                   ------------

(b)  At September 30, 2008, the following securities were out on loan:

    Shares         Description                                      Value
     183,900     Akamai Technologies *                              $  3,207,216
      28,400     Alexion Pharmaceuticals, Inc. *                       1,116,120
      76,100     Alliance Data Systems Corp. *                         4,823,218
      54,900     Advanced Magnetics, Inc. *                            2,126,277
      71,000     Broadcom Corp. *                                      1,322,730
      74,000     Cardiome Pharma Corp. *                                 562,400
       5,000     CME Group, Inc.                                       1,857,550
      15,000     Continental Airlines (Class B) *                        250,200
     130,850     CoStar Group, Inc. *                                  5,939,282
     200,000     El Paso Corp.                                         2,552,000
       7,425     ENSCO International, Inc.                               427,903
      55,900     Freeport-McMoRan Copper & Gold, Inc. (Class B)        3,177,915
      70,000     Guess?, Inc.                                          2,435,300
     147,800     Hologic, Inc. *                                       2,856,974
     134,300     Huntington Bancshares, Inc. **                        1,073,057
     138,500     Insulet Corp. *                                       1,927,920
     139,000     Linear Technology Corp.                               4,261,740
      16,400     MasterCard, Inc. *                                    2,908,212

The accompanying notes are an integral part of these financial statements.
22    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

    Shares       Description                           Value
    23,000     MGM Mirage, Inc. **                     $   655,500
    50,900     Nuance Communications, Inc. *               620,471
    89,000     Omniture, Inc. *                          1,634,040
 1,035,000     SGC Holding Corp. *                       6,996,600
     6,000     Parker Hannifin Corp.                       318,000
    72,400     Polycom, Inc. **                          1,674,612
    40,900     Quanta Services, Inc.                     1,104,709
   441,000     Riverbed Technology, Inc. *               5,521,320
   120,300     Suntech Power Holdings (A.D.R.) **        4,315,161
     8,000     Thoratec Corp. *                            210,000
   180,000     Ultra Financials Proshares, Inc. **       3,157,200
    75,000     VistaPrint, Ltd. *                        2,463,000
------------------------------------------------------------------
               Total                                   $71,496,627
------------------------------------------------------------------

**   Indicates pending sale at September 30, 2008.

(c)  Security lending collateral is managed by Credit Suisse.

Purchases and sales of securities (excluding temporary cash investments) for the year ended September 30, 2008 aggregated $483,830,921 and $545,798,736, respectively.

The accompanying notes are an integral part of these financial statements.
                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    23

Statement of Assets and Liabilities | 9/30/08

ASSETS:
  Investment in securities (including securities loaned of
   $71,496,627) (cost $441,807,296)                           $407,040,736
  Cash                                                             523,755
  Receivables --
   Investment securities sold                                   44,139,829
   Fund shares sold                                                 59,211
   Dividends and interest                                          167,795
  Other                                                             27,437
--------------------------------------------------------------------------
     Total assets                                             $451,958,763
--------------------------------------------------------------------------
LIABILITIES:
  Payables --
   Investment securities purchased                            $ 48,010,515
   Fund shares repurchased                                         308,105
   Upon return of securities loaned                             69,738,725
  Due to affiliates                                                 79,394
  Accrued expenses                                                  98,732
--------------------------------------------------------------------------
     Total liabilities                                        $118,235,471
--------------------------------------------------------------------------
NET ASSETS:
  Paid-in capital                                             $392,514,444
  Undistributed net investment income                               55,540
  Accumulated net realized loss on investments                 (24,080,132)
  Net unrealized loss on investments                           (34,766,560)
--------------------------------------------------------------------------
     Total net assets                                         $333,723,292
--------------------------------------------------------------------------
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $293,550,512/25,435,557 shares)           $      11.54
  Class B (based on $10,218,880/1,095,774 shares)             $       9.33
  Class C (based on $7,050,356/721,810 shares)                $       9.77
  Class Y (based on $22,903,544/1,954,225 shares)             $      11.72
MAXIMUM OFFERING PRICE:
  Class A ($11.54 [divided by] 94.25%)                        $      12.24
--------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.
24    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

Statement of Operations

For the Year Ended 9/30/08

INVESTMENT INCOME:
  Dividends (net of foreign taxes withheld of $13,494)                     $   3,695,579
  Interest                                                                       304,459
  Income from securities loaned, net                                             541,940
----------------------------------------------------------------------------------------------------------
     Total investment income                                                                 $   4,541,978
----------------------------------------------------------------------------------------------------------
EXPENSES:
  Management fees
   Basic Fee                                                               $   2,897,223
   Performance Adjustment                                                       (631,795)
  Transfer agent fees and expenses
   Class A                                                                       748,860
   Class B                                                                       101,227
   Class C                                                                        50,458
   Class Y                                                                           474
  Distribution fees
   Class A                                                                       964,198
   Class B                                                                       156,669
   Class C                                                                       101,626
  Administrative fees                                                            104,369
  Custodian fees                                                                  34,805
  Registration fees                                                               79,786
  Professional fees                                                               73,727
  Printing expense                                                                50,395
  Fees and expenses of nonaffiliated trustees                                     14,859
  Miscellaneous                                                                   68,174
----------------------------------------------------------------------------------------------------------
     Total expenses                                                                          $   4,815,055
     Less fees paid indirectly                                                                     (23,886)
----------------------------------------------------------------------------------------------------------
     Net expenses                                                                            $   4,791,169
----------------------------------------------------------------------------------------------------------
       Net investment loss                                                                   $    (249,191)
----------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS,
OPTIONS, AND FOREIGN CURRENCY TRANSACTIONS:
  Net realized gain (loss) on:
   Investments                                                             $ (15,165,140)
   Written options closed/expired                                                 64,857
   Other assets and liabilities denominated in foreign currencies                 70,697     $ (15,029,586)
----------------------------------------------------------------------------------------------------------
  Change in net unrealized gain on investments                                               $(134,823,818)
----------------------------------------------------------------------------------------------------------
  Net loss on investments, options and foreign currency transactions                         $(149,853,404)
----------------------------------------------------------------------------------------------------------
  Net decrease in net assets resulting from operations                                       $(150,102,595)
----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.
                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    25

Statements of Changes in Net Assets

For the Years Ended 9/30/08 and 9/30/07

                                                                  Year Ended           Year Ended
                                                                    9/30/08              9/30/07
FROM OPERATIONS:
Net investment loss                                              $    (249,191)       $ (1,138,568)
Net realized gain (loss) on investments, options, and foreign
  currency transactions                                            (15,029,586)         19,204,894
Change in net unrealized gain (loss) on investments               (134,823,818)         80,607,722
--------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting
     from operations                                             $(150,102,595)       $ 98,674,048
--------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net realized gain:
   Class A ($0.80 and $1.06 per share, respectively)             $ (21,362,055)       $(30,928,010)
   Class B ($0.80 and $1.06 per share, respectively)                (1,053,999)         (1,695,217)
   Class C ($0.80 and $1.06 per share, respectively)                  (620,250)           (966,666)
   Class Y ($0.80 and $1.06 per share, respectively)                (1,609,179)         (2,046,524)
--------------------------------------------------------------------------------------------------
     Total distributions to shareowners                          $ (24,645,483)       $(35,636,417)
--------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                                 $  17,908,756        $ 47,883,377
Reinvestment of distributions                                       23,316,477          33,763,337
Cost of shares repurchased                                         (72,850,465)       (120,177,490)
--------------------------------------------------------------------------------------------------
   Net decrease in net assets resulting from Fund
     share transactions                                          $ (31,625,232)       $(38,530,776)
--------------------------------------------------------------------------------------------------
Capital Contribution+                                                       --        $  1,240,204
--------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets                         $(206,373,310)       $ 25,747,059
NET ASSETS:
Beginning of year                                                  540,096,602         514,349,543
--------------------------------------------------------------------------------------------------
End of year                                                      $ 333,723,292        $540,096,602
--------------------------------------------------------------------------------------------------
Accumulated undistributed net investment income (loss)           $      55,540        $    (37,374)
--------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.
26    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

                                     '08 Shares      '08 Amount           '07 Shares      '07 Amount
Class A
Shares sold                             741,731     $ 11,394,837           1,218,752     $ 19,875,074
Reinvestment of distributions         1,269,119       20,191,659           1,885,618       29,302,560
Less shares repurchased              (3,900,559)     (59,049,100)         (5,295,060)     (85,783,139)
-----------------------------------------------------------------------------------------------------
   Net decrease                      (1,889,709)    $(27,462,604)         (2,190,690)    $(36,605,505)
-----------------------------------------------------------------------------------------------------
Class B
Shares sold                             180,964     $  2,269,529             407,752     $  5,608,826
Reinvestment of distributions            78,038        1,013,705             124,761        1,619,434
Less shares repurchased                (515,735)      (6,334,002)           (711,997)      (9,531,808)
-----------------------------------------------------------------------------------------------------
   Net decrease                        (256,733)    $ (3,050,768)           (179,484)    $ (2,303,548)
-----------------------------------------------------------------------------------------------------
Class C
Shares sold                             166,687     $  2,214,901             276,930     $  3,937,360
Reinvestment of distributions            42,833          582,111              67,455          912,659
Less shares repurchased                (257,873)      (3,274,968)           (376,270)      (5,277,833)
-----------------------------------------------------------------------------------------------------
   Net decrease                         (48,353)    $   (477,956)            (31,885)    $   (427,814)
-----------------------------------------------------------------------------------------------------
Class Y
Shares sold                             132,602     $  2,029,489           1,167,500     $ 18,462,117
Reinvestment of distributions            95,028        1,529,002             123,160        1,928,684
Less shares repurchased                (270,759)      (4,192,395)         (1,203,641)     (19,584,710)
-----------------------------------------------------------------------------------------------------
   Net increase (decrease)              (43,129)    $   (633,904)             87,019     $    806,091
-----------------------------------------------------------------------------------------------------

+    Represents amount contributed to the Fund by PIM. For more information see
     Note 2 in the "Notes to Financial Statements."

The accompanying notes are an integral part of these financial statements.
                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    27

Financial Highlights
                                                           Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
                                                            9/30/08       9/30/07       9/30/06       9/30/05       9/30/04
Class A
Net asset value, beginning of period                        $  17.35      $  15.38      $  15.34      $  13.69     $  12.68
---------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                        $     --      $  (0.03)     $  (0.03)     $  (0.02)    $  (0.06)
 Net realized and unrealized gain (loss) on investments        (5.01)         3.02          0.63          1.67         1.07
---------------------------------------------------------------------------------------------------------------------------
   Net increase (decrease) from investment operations       $  (5.01)     $   2.99      $   0.60      $   1.65     $   1.01
Distributions to shareowners:
 Net realized gain                                             (0.80)        (1.06)        (0.56)           --           --
Capital contribution                                              --          0.04            --            --           --
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                  $  (5.81)     $   1.97      $   0.04      $   1.65     $   1.01
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $  11.54      $  17.35      $  15.38      $  15.34     $  13.69
---------------------------------------------------------------------------------------------------------------------------
Total return*                                                 (30.16)%       20.54%#        4.03%        12.05%        7.97%
Ratio of net expenses to average net assets+                    1.00%         0.89%         0.90%         0.90%        0.90%
Ratio of net investment loss to average net assets+            (0.02)%       (0.18)%       (0.21)%       (0.14)%     (0.44)%
Portfolio turnover rate                                          106%           48%           96%          115%          98%
Net assets, end of period (in thousands)                    $293,551      $474,138      $453,950      $503,683     $516,935
Ratios with reduction for fees paid indirectly:
 Net expenses                                                   1.00%         0.88%         0.90%         0.90%        0.90%
 Net investment loss                                           (0.02)%       (0.17)%       (0.21)%       (0.14)%      (0.44)%
---------------------------------------------------------------------------------------------------------------------------

*    Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sale charges. Total return would be reduced if sales charges were taken into account.
+    Ratios with no reduction for fees paid indirectly.
#    Total return shown includes capital contribution by PIM. Without such contributions, the total return would have been reduced by 0.28%.

The accompanying notes are an integral part of these financial statements.

28  Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

                                                            Year Ended     Year Ended    Year Ended    Year Ended   Year Ended
                                                            9/30/08        9/30/07       9/30/06       9/30/05      9/30/04
Class B
Net asset value, beginning of period                        $  14.35       $ 13.04       $ 13.26       $ 11.99      $ 11.24
---------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                        $  (0.18)      $ (0.21)      $ (0.24)      $ (0.20)     $ (0.24)
 Net realized and unrealized gain (loss) on investments        (4.04)         2.55          0.58          1.47         0.99
---------------------------------------------------------------------------------------------------------------------------
   Net increase (decrease) from investment operations       $  (4.22)      $  2.34       $  0.34       $  1.27      $  0.75
Distributions to shareowners:
 Net realized gain                                             (0.80)        (1.06)        (0.56)           --           --
Capital contribution                                              --          0.03            --            --           --
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                  $  (5.02)      $  1.31       $ (0.22)      $  1.27      $  0.75
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $   9.33       $ 14.35       $ 13.04       $ 13.26      $ 11.99
---------------------------------------------------------------------------------------------------------------------------
Total return*                                                 (31.00)%       19.07%#        2.66%        10.59%        6.67%
Ratio of net expenses to average net assets+                    2.23%         2.16%         2.25%         2.16%        2.18%
Ratio of net investment loss to average net assets+            (1.25)%       (1.46)%       (1.57)%       (1.41)%      (1.72)%
Portfolio turnover rate                                          106%           48%           96%          115%          98%
Net assets, end of period (in thousands)                    $ 10,219       $19,404       $19,972       $26,132      $29,247
Ratios with reduction for fees paid indirectly:
 Net expenses                                                   2.21%         2.12%         2.25%         2.15%        2.17%
 Net investment loss                                           (1.23)%       (1.42)%       (1.57)%       (1.40)%      (1.71)%
---------------------------------------------------------------------------------------------------------------------------

*    Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.
+    Ratios with no reduction for fees paid indirectly.
#    Total return shown includes capital contribution by PIM. Without such contributions, the total return would have been reduced by 0.25%.

The accompanying notes are an integral part of these financial statements.

                       Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08  29

Financial Highlights (continued)

                                                            Year Ended     Year Ended    Year Ended    Year Ended   Year Ended
                                                            9/30/08        9/30/07       9/30/06       9/30/05      9/30/04
Class C
Net asset value, beginning of period                        $  14.97       $ 13.54       $ 13.72       $ 12.39      $ 11.60
---------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                        $  (0.15)      $ (0.19)      $ (0.19)      $ (0.18)     $ (0.29)
 Net realized and unrealized gain (loss) on investments        (4.25)         2.65          0.57          1.51         1.08
---------------------------------------------------------------------------------------------------------------------------
   Net increase (decrease) from investment operations       $  (4.40)      $  2.46       $  0.38       $  1.33      $  0.79
Distributions to shareowners:
 Net realized gain                                             (0.80)        (1.06)        (0.56)           --           --
Capital contribution                                              --          0.03            --            --           --
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                  $  (5.20)      $  1.43       $ (0.18)      $  1.33      $  0.79
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $   9.77       $ 14.97       $ 13.54       $ 13.72      $ 12.39
---------------------------------------------------------------------------------------------------------------------------
Total return*                                                 (30.92)%       19.26%#        2.87%        10.73%        6.81%
Ratio of net expenses to average net assets+                    2.08%         1.99%         2.07%         2.05%        1.95%
Ratio of net investment loss to average net assets+            (1.10)%       (1.28)%       (1.38)%       (1.29)%      (1.48)%
Portfolio turnover rate                                          106%           48%           96%          115%          98%
Net assets, end of period (in thousands)                    $  7,050       $11,527       $10,858       $11,532      $12,405
Ratios with reduction for fees paid indirectly:
 Net expenses                                                   2.07%         1.97%         2.07%         2.04%        1.95%
 Net investment loss                                           (1.09)%       (1.26)%       (1.38)%       (1.28)%      (1.48)%
---------------------------------------------------------------------------------------------------------------------------

*    Assumes initial investment at net asset value at the beginning of each period, reinvestment of distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.
+    Ratios with no reduction for fees paid indirectly.
#    Total return shown includes capital contribution by PIM. Without such contributions, the total return would have been reduced by 0.24%.

The accompanying notes are an integral part of these financial statements.

30  Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

                                                                                                               For the Period
                                                                                                               from 2/1/05
                                                                                                               (Commencement
                                                              Year Ended       Year Ended      Year Ended      of Operations)
                                                              9/30/08          9/30/07         9/30/06         to 9/30/05
Class Y
Net asset value, beginning of period                          $  17.54         $ 15.48         $ 15.37         $  14.72
-----------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                        $   0.06         $  0.04         $  0.03         $   0.01
 Net realized and unrealized gain (loss) on investments          (5.08)           3.04            0.64             0.64
-----------------------------------------------------------------------------------------------------------------------
   Net increase (decrease) from investment operations         $  (5.02)        $  3.08         $  0.67         $   0.65
Distributions to shareowners:
 Net realized gain                                               (0.80)          (1.06)          (0.56)              --
Capital contribution                                                --            0.04              --               --
-----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                    $  (5.82)        $  2.06         $  0.11         $   0.65
-----------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                $  11.72         $ 17.54         $ 15.48         $  15.37
-----------------------------------------------------------------------------------------------------------------------
Total return*                                                   (29.88)%         21.01%#          4.50%            4.42%++
Ratio of net expenses to average net assets+                      0.58%           0.49%           0.48%            0.51%**
Ratio of net investment income to average net assets+             0.40%           0.23%           0.23%            0.28%**
Portfolio turnover rate                                            106%             48%             96%             115%++
Net assets, end of period (in thousands)                      $ 22,904         $35,027         $29,569         $  5,143
Ratios with reduction for fees paid indirectly:
 Net expenses                                                     0.58%           0.49%           0.48%            0.51%**
 Net investment income                                            0.40%           0.23%           0.23%            0.28%**
-----------------------------------------------------------------------------------------------------------------------

*    Assumes initial investment at net asset value at the beginning of each period, reinvestment of distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges.
**   Annualized.
+    Ratios with no reduction for fees paid indirectly.
++   Not Annualized.
#    Total return shown includes capital contribution by PIM. Without such contributions, the total return would have been reduced by 0.28%.

The accompanying notes are an integral part of these financial statements.

                       Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08  31

Notes to Financial Statements | 9/30/08

1. Organization and Significant Accounting Policies

Pioneer Mid Cap Growth Fund (the Fund) is a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is to seek capital growth by investing in a diversified portfolio consisting primarily of common stocks.

The Fund offers four classes of shares -- Class A, Class B, Class C, and Class
Y shares. Class Y shares were first publicly offered on February 1, 2005. Each class of shares represents an interest in the same portfolio of investments of the Fund and has equal rights to voting, redemptions, dividends and liquidation, except that each class of shares can bear different transfer agent and distributions fees and has exclusive voting rights with respect to the distribution plans that have been adopted by Class A, Class B, and Class C shareowners, respectively. There is no distribution plan for Class Y shares.

The Fund's financial statements have been prepared in conformity with U.S.
generally accepted accounting principles that require the management of the
Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political or regulatory developments or other risks affecting these industries or sectors. The Fund's prospectuses (unaudited) contain information regarding the Fund's principal risks. Please refer to those documents when considering the Fund's principal risks.

The following is a summary of significant accounting policies followed by the
Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

A.   Security Valuation

     Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
     (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the

32    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

     date of valuation, or securities for which sale prices are not generally reported, are valued at the mean between the last bid and asked prices.
     Securities for which market quotations are not readily available are valued at their fair values as determined by, or under the direction of, the Board of Trustees. Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. The Fund may also use the fair value of a security including a non-U.S. security when the closing market price on the principal exchange where the security is traded no longer reflects the value of the security. At September 30, 2008, there were no securities fair valued. Temporary cash investments are valued at amortized cost which approximates market value.

     Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Interest income is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

     Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

B.   Futures Contracts

     The Fund may enter into futures transactions to hedge against changes in interest rates, securities prices, and currency rates or to seek to increase total return. Upon entering into a futures contract, the Fund is required to deposit with a broker an amount of cash or securities equal to the minimum "initial margin" requirements of the associated futures exchange. Subsequent payments for futures contracts (variation margin) are received or paid by the Fund, depending on the daily fluctuation in the value of the contracts, and are recorded by the Fund as unrealized gains or losses, respectively. When the contract is closed, the Fund realizes a gain or loss equal to the difference between the opening and closing value of the contract. The use of futures contracts involves, to varying degrees, elements of market and counterparty risks, which may exceed the amounts recognized by the Fund. Changes in value of the contracts may not directly correlate to the changes in value of the underlying securities. These risks may decrease the effectiveness of the Fund's hedging strategies and potentially result in a loss. At September 30, 2008, there were no open futures contracts.

                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    33

C.   Federal Income Taxes

     It is the Fund's policy to comply with the requirements of the Internal
     Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. Tax years prior to 2004 are closed (not subject to examination by tax authorities) due to the expiration of statute of limitations; all other tax years are open.

     The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as from or in excess of net investment income or as from net realized gain on investment transactions, or as from paid-in-capital, depending on the type of book/tax differences that may exist.

     The Fund has elected to defer $20,033,551 of capital losses recognized between November 1, 2007 and September 30, 2008 to its fiscal year ending
     September 30, 2009.

     At September 30, 2008, the Fund has reclassified $342,105 to increase undistributed net investment income, $67,562 to decrease accumulated net realized loss on investments and $274,543 to decrease paid-in capital, to reflect permanent book/tax differences. The reclassification has no impact on the net assets of the Fund and presents the Fund's capital accounts on a tax basis.

     The tax character of distributions paid during the years ended September
     30, 2008 and September 30, 2007 was as follows:

                                                            2008            2007
   Distributions paid from:
   Ordinary income                                   $ 4,831,172     $17,477,854
   Long-term capital gain                             19,814,311      18,158,563
--------------------------------------------------------------------------------
     Total                                           $24,645,483     $35,636,417
--------------------------------------------------------------------------------

     The following shows the components of distributable earnings on a federal income tax basis at September 30, 2008:

                                                                            2008
   Distributable earnings:
   Post-October loss deferred                                      $ (20,033,551)
   Unrealized depreciation                                           (38,757,601)
--------------------------------------------------------------------------------
     Total                                                         $ (58,791,152)
--------------------------------------------------------------------------------

34    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

     The difference between book-basis and tax-basis unrealized depreciation is attributable to the tax deferral of losses on wash sales and the tax basis adjustments on partnerships.

D.   Fund Shares

     The Fund records sales and repurchases of its shares as of trade date.
     Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the
     Fund and a wholly owned indirect subsidiary of UniCredit S.p.A.,
     (UniCredit), earned $29,340 in underwriting commissions on the sale of
     Class A shares during the year ended September 30, 2008.

E.   Class Allocations

     Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on the respective percentage of adjusted net assets at the beginning of the day.

     Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B and Class C shares of the Fund, respectively (see Note 4). Class Y shares are not subject to a distribution plan. Shareowners of each class participate in all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services,
     Inc. (PIMSS), for its services, which are allocated based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

     Distributions to shareowners are recorded as of the ex-dividend date.
     Distributions paid by the Fund with respect to each class of shares are calculated in the same manner, at the same time, and in the same amount, except that Class A, Class B, Class C and Class Y shares can bear different transfer agent and distribution expense rates.

F.   Securities Lending

     The Fund lends securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a loan, the Fund receives collateral and earns income in the form of negotiated lenders' fees. The
     Fund also continues to receive interest or payments in lieu of dividends on the securities loaned. Gain or loss on the fair value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The loans are secured by collateral which is required to be at least 102%, at all times, of the fair value of the securities loaned. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. The
     Fund has the right under the lending agreements to recover the securities from the borrower on demand. The Fund invests cash collateral in cash equivalent investments. Securities lending collateral is managed by Credit
     Suisse.

                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    35

G.   Repurchase Agreements

     With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest received from counterparties, is required to be at least equal to or in excess of the value of the repurchase agreement at the time of purchase.
     The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

H.   Option Writing

     When the Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability and is subsequently adjusted to the current fair value of the option written. Premiums received from writing options that expire unexercised are treated by the Fund on the expiration date as realized gains from investments. The difference between the premium and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or, if the premium is less than the amount paid for the closing purchase transaction, as a realized loss. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether the Fund has realized a gain or loss. The Fund as writer of an option bears the market risk of an unfavorable change in the price of the security underlying the written option.

     Transactions in written call options for the year ended September 30, 2008 are summarized as follows:

                                                     Number of    Premiums
                                                     Contracts    Received
   Options outstanding at beginning of period            --      $     --
   Options opened                                       618       136,932
   Options exercised                                   (335)      (64,169)
   Options closed                                       (33)      (61,686)
   Options expired                                     (250)      (11,077)
--------------------------------------------------------------------------------
   Options outstanding at end of period                  --      $     --
--------------------------------------------------------------------------------

2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. PIM receives a basic fee that is calculated at the annual rate of
0.625% of the Fund's average daily net assets. The basic fee is subject to a performance adjustment (limited to a maximum of -0.20% applied to average assets during the measurement period) based on the Fund's Class A investment performance as compared with the Russell Midcap Growth Index over a rolling

36    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

36-month period. In addition, the fee is further limited on an annual basis to a maximum annualized rate adjustment of +0.20% of the average daily net assets during the current month. On June 28, 2007 PIM made a voluntary capital contribution of $1,240,204 to the Fund to reflect a current revision in the management contract. For the year ended September 30, 2008, the aggregate performance adjustment resulted in a reduction to the basic fee of $631,795.
For the year ended September 30, 2008, the effective management fee was equivalent to 0.49% of average daily net assets.

In addition, under the management and administrative agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities were no management fees, administrative costs and certain other services payable from PIM at September 30, 2008.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.
Included in "Due to affiliates" reflected on the Statement of Assets and
Liabilities is $77,035 in transfer agent fees payable to PIMSS at September 30,
2008.

4. Distribution Plan

The Fund adopted a Plan of Distribution with respect to Class A, Class B and
Class C shares (Class A Plan, Class B Plan and Class C Plan) in accordance with
Rule 12b-1 of the Investment Company Act of 1940. Effective February 1, 2008,
under the Class A Plan, the Fund pays PFD a service fee equal to 0.25% of the average daily net assets attributable to Class A shares to finance activities primarily intended to result in the sale of Class A shares. Prior to February
1, 2008, PFD was reimbursed for service fees in an amount up to 0.25% of the average daily net assets attributable to Class A shares. Pursuant to the Class
B Plan and the Class C Plan, the Fund pays PFD 1.00% of the average daily net assets attributable to each class of shares. The fee consists of a 0.25%
service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $2,359 in distribution fees payable to PFD at September 30, 2008.

In addition, redemptions of each class of shares (except Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 18 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed.

                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    37

Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%. Proceeds from the CDSCs are paid to PFD. For the year ended September
30, 2008, CDSCs in the amount of $26,245 were paid to PFD.

5. Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS resulting in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended September 30, 2008, the Fund's expenses were reduced by $23,886 under such arrangements.

6. Line of Credit

The Fund, along with certain other funds in the Pioneer Family of Funds (the
Funds), collectively participate in a $200 million committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of $200 million or the limits set by its prospectus for borrowings. Interest on collective borrowings is payable at the Federal Funds Rate plus 1/2% on an annualized basis. The
Funds pay an annual commitment fee for this facility. The commitment fee is allocated among such Funds based on their respective borrowing limits. For the year ended September 30, 2008, the Fund had no borrowings under this agreement.

7. New Pronouncements

In September 2006, Statement of Financial Accounting Standards No. 157, Fair
Value Measurements (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of
SFAS 157 will have on the Fund's financial statement disclosures.

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures
about Derivative Instruments and Hedging Activities (SFAS 161), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS
161 will have on the Fund's financial statement disclosures.

38    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and the Shareowners of
Pioneer Mid Cap Growth Fund:
--------------------------------------------------------------------------------
We have audited the accompanying statement of assets and liabilities of Pioneer
Mid Cap Growth Fund (the "Fund"), including the schedule of investments, as of
September 30, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2008, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Pioneer Mid Cap Growth Fund at September 30, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
November 17, 2008

                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    39

ADDITIONAL INFORMATION (unaudited)

For the year ended September 30, 2008, certain dividends paid by the Fund may be subject to a maximum tax rate of 15%, as provided for by the Jobs and Growth
Tax Relief Reconciliation Act (the Act) of 2003. The Fund intends to designate up to the maximum amount of such dividends allowable under the Act, as taxed at a maximum rate of 15%. Complete information will be computed and reported in conjunction with your 2008 form 1099-DIV.

The qualifying percentage of the Fund's ordinary income dividends for the purpose of the corporate dividends received deduction was 59.04%.

The percentages of the Fund's ordinary income distributions that are exempt from nonresident alien (NRA) tax withholding resulting from qualified short term gains was 100.0%.

Results of Shareholder Meeting (unaudited)

At a special meeting held on May 13, 2008, shareholders of the Fund were asked to consider the proposals described below. A report of the total votes cast by the Fund's shareholders follows:

                                                                                          Broker
                                  For                 Withhold            Abstain         Non-Votes
 Proposal 1 -- To elect Trustees
  John F. Cogan, Jr.              20,892,969.361      1,004,191.396       160,020.206     0.000
  Daniel K. Kingsbury             21,178,813.884        715,880.500       162,486.578     0.000
  David R. Bock                   21,196,864.538        700,296.219       160,020.206     0.000
  Mary K. Bush                    21,181,294.014        713,400.370       162,486.578     0.000
  Benjamin M. Friedman            21,194,439.902        700,254.482       162,486.578     0.000
  Margaret B.W. Graham            21,115,118.012        779,576.372       162,486.578     0.000
  Thomas J. Perna                 21,078,409.592        816,284.793       162,486.578     0.000
  Marguerite A. Piret             21,116,422.055        750,419.580       190,339.327     0.000
  Stephen K. West                 21,017,318.534        877,375.850       162,486.578     0.000
  John Winthrop                   20,929,043.464        965,650.920       162,486.578     0.000

                                                                                          Broker
                                  For                 Against             Abstain         Non-Votes
 Proposal 2 -- To approve
 an amendment to the
 Declaration of Trust             17,210,881.933      1,291,280.529       404,537.500     3,150,481.000

                                                                                          Broker
                                  For                 Against             Abstain         Non-Votes
 Proposal 3A -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to borrowing
 money                            17,228,766.218      1,246,323.448       431,610.295     3,150,481.000

40    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

                                                                                          Broker
                                  For                 Against             Abstain         Non-Votes
 Proposal 3B -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 underwriting                     17,282,535.884      1,151,992.747       472,171.331     3,150,481.000
 Proposal 3C -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to lending       17,074,756.536      1,381,299.026       450,644.400     3,150,481.000
 Proposal 3D -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to issuing
 senior securities                17,262,194.333      1,171,574.983       472,930.646     3,150,481.000
 Proposal 3E -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to real estate   17,245,749.900      1,172,141.287       488,808.775     3,150,481.000
 Proposal 3F -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 commodities                      17,187,581.880      1,293,362.162       425,755.920     3,150,481.000
 Proposal 3G -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 concentration                    17,330,521.505      1,051,450.261       524,728.196     3,150,481.000
 Proposal 3H -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 diversification.                 17,139,475.500      1,312,208.244       455,016.218     3,150,481.000
 Proposal 3I -- To approve
 the conversion of the Fund's
 investment objective from
 fundamental to non-
 fundamental                      17,149,766.664      1,302,785.903       454,147.396     3,150,481.000

                                                                                          Broker
                                  For                 Against             Abstain         Non-Votes
 Proposal 4 -- To approve an
 Amended and Restated
 Management Agreement
 with PIM                         17,529,020.365      970,534.000         407,145.598     3,150,481.000

                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    41

Approval of Investment Advisory Agreement (unaudited)

Pioneer Investment Management, Inc. (PIM) serves as the Fund's investment adviser pursuant to an investment advisory agreement between PIM and the Fund.
The Trustees of the Fund, as required by law, determine annually whether to continue the investment advisory agreement for the Fund. In connection with their most recent consideration of the investment advisory agreement for the
Fund, the Trustees received and reviewed a substantial amount of information provided by PIM in response to requests of the independent Trustees and their independent legal counsel. The independent Trustees met on a number of occasions with PIM and also separately with their independent legal counsel to evaluate and discuss the information provided to them by PIM. At a meeting held on November 13, 2007, based on their evaluation of the information provided by
PIM, the Trustees, including the independent Trustees voting separately, unanimously approved the continuation of the investment advisory agreement for another year.

At a meeting held on January 8, 2008, the Trustees considered whether an amended and restated investment advisory agreement for the Fund should be approved for an initial period ending December 31, 2009. The management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement is the same as the management fee provided in the previously approved investment advisory agreement. Based on their evaluation of the information provided by PIM, including the information provided by PIM in connection with the Trustees' most recent approval of the continuation of the previous investment advisory agreement, the Trustees, including the independent Trustees voting separately, unanimously approved the amended and restated investment advisory agreement. Shareholders of the Fund approved the amended and restated
investment advisory agreement at a meeting held on May 13, 2008.

In considering the amended and restated investment advisory agreement, the
Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the amended and restated investment advisory agreement.

Nature, Extent and Quality of Services
The Trustees considered the nature, extent and quality of the services that were provided by PIM to the Fund under the previous investment advisory agreement, and that would continue to be provided by PIM to the Fund under the amended and restated investment advisory agreement, taking into account the investment objective and strategy of the Fund and the information related to

42    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

the Fund provided to the Trustees at each quarterly meeting. The Trustees reviewed the terms of the amended and restated investment advisory agreement.
The Trustees also reviewed PIM's investment approach for the Fund and its research process. The Trustees considered the resources of PIM and the personnel of PIM who provide investment management services to the Fund. They also considered PIM's compliance and legal resources and personnel.

In addition, the Trustees considered the other services that PIM provided under the previous investment advisory agreement and that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement and that, as administrator, PIM is responsible for the administration of the Fund's business and other affairs. It was noted that PIM supervises and monitors the performance of the Fund's service providers and provides the Fund with personnel (including officers) as are necessary for the Fund's operations.
The Trustees considered the fees paid to PIM for the provision of such services.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement, were satisfactory and consistent with the terms of the amended and restated investment advisory agreement.

Performance of the Fund
The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the average performance of its peer group of funds as classified by Morningstar,
Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees considered that the Fund's annualized total return was in the second quintile of its
Morningstar category for the one year period ended June 30, 2007 and in the fifth quintile of its Morningstar category for the three and five year periods ended June 30, 2007. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) The Trustees noted that investment performance had improved and concluded that the investment performance of the
Fund was satisfactory.

Management Fee and Expenses
The Trustees considered that the management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement would be the same as the management fee to be paid by the Fund under the previously approved investment advisory agreement. The Trustees considered information on the fees and expenses of the Fund in comparison to the management fees of its peer group of funds as classified by Morningstar and the expense

                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    43

ratios of a peer group of funds selected on the basis of criteria determined by the independent Trustees for this purpose using data provided by Strategic
Insight Mutual Fund Research and Consulting, LLC (Strategic Insight), an
independent third party.

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2007 was in the first quintile relative to the management fees paid by other funds in its peer group Morningstar category for the comparable period. The Trustees also considered that the Fund's expense ratio for the twelve months ended June 30, 2007 was in the first quintile relative to its
Strategic Insight peer group. It was noted that PIM did not currently manage any accounts with an investment objective and strategies that were similar to the Fund.

The Trustees concluded that the management fee payable by the Fund to PIM was reasonable in relation to the nature and quality of services provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies. The Trustees also concluded that the Fund's expense ratio was reasonable, taking into account the size of the Fund, the quality of services provided by PIM and the investment performance of the Fund.

Profitability
The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. The Trustees also considered PIM's profit margin in connection with the overall operation of the Fund. They further reviewed the financial results realized by PIM and its affiliates from non-fund businesses.
The Trustees considered PIM's profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees recognized that PIM should be entitled to earn a reasonable level of profit for the services provided to the Fund. The Trustees concluded that PIM's profitability with respect to the management of the Fund was not unreasonable.

Economies of Scale
The Trustees considered the economies of scale with respect to the management of the Fund, whether the Fund had appropriately benefited from any economies of scale, and whether there was potential for realization of any further economies of scale.

44    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

The Trustees considered that, although the Fund pays a management fee at a fixed rate as a percentage of the Fund's net assets, without any breakpoints, the management fee rate paid by the Fund for the twelve months ended June 30,
2007 was in the first quintile relative to the management fees paid by other funds in its peer group Morningstar category for the comparable period and that, on a hypothetical basis, such fee would remain in the first quintile relative to the peer group at higher asset levels. The Trustees concluded that, at current and reasonably foreseeable asset levels, breakpoints in the management fee were not currently necessary.

Other Benefits
The Trustees considered the other benefits to PIM from its relationship with the Fund. The Trustees considered that affiliates of PIM serve as the Fund's transfer agent and distributor. The Trustees considered the receipt by PIM and its affiliates of sales loads and payments under Rule 12b-1 plans in respect of the Fund and the other Pioneer funds and the benefits to PIM and its affiliates from the use of "soft" commission dollars generated by the Fund to pay for research and brokerage services. The Trustees further considered the intangible benefits to PIM by virtue of its relationship with the Fund and the other
Pioneer funds. The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between PIM and the Fund.

Conclusion
After consideration of the factors described above as well as other factors, the Trustees, including all of the independent Trustees, concluded that the terms of the amended and restated investment advisory agreement between PIM and the Fund, including the fees payable thereunder, were fair and reasonable and voted to approve the amended and restated investment advisory agreement for the
Fund.

                     Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08    45

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.

Custodian
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Trustees and Officers

The Board of Trustees provides broad supervision over the Fund's affairs. The officers of the Fund are responsible for the Fund's operations. The Trustees and officers are listed below, together with their principal occupations during the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees.
Each of the Trustees (except Mr. West, Mr. Bock and Dr. Friedman) serves as a
Trustee of each of the 77 U.S. registered investment portfolios for which
Pioneer serves as investment adviser (the "Pioneer Funds"). Mr. West serves as
Trustee of 33 of the 77 Pioneer Funds, Mr. Bock serves as Trustee of 76 of the
77 Pioneer Funds, and Dr. Friedman serves as Trustee of 76 of the 77 Pioneer
Funds. The address for all Trustees and all officers of the Fund is 60 State
Street, Boston, Massachusetts 02109.

46    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

Interested Trustees
                            Position Held            Length of Service
Name and Age                with the Fund            and Term of Office
John F. Cogan, Jr. (82)*    Chairman of the Board,   Trustee since 1982.
                            Trustee and President    Serves until a successor
                                                     trustee is elected or
                                                     earlier retirement or
                                                     removal.
---------------------------------------------------------------------------------
Daniel K. Kingsbury (50)*   Trustee and Executive    Trustee since March
                            Vice President           2007. Serves until a
                                                     successor trustee is
                                                     elected or earlier retire-
                                                     ment or removal.
---------------------------------------------------------------------------------
*    Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the Fund's investment adviser and certain of its affiliates.

Interested Trustees
                                                                                                Other Directorships
Name and Age                Principal Occupation During Past Five Years                         Held by this Trustee
John F. Cogan, Jr. (82)*    Deputy Chairman and a Director of Pioneer Global Asset Man-         None
                            agement S.p.A. ("PGAM"); Non-Executive Chairman and a Direc-
                            tor of Pioneer Investment Management USA Inc. ("PIM-USA");
                            Chairman and a Director of Pioneer; Chairman and Director of
                            Pioneer Institutional Asset Management, Inc. (since 2006);
                            Director of Pioneer Alternative Investment Management Limited
                            (Dublin); President and a Director of Pioneer Alternative Invest-
                            ment Management (Bermuda) Limited and affiliated funds;
                            Director of PIOGLOBAL Real Estate Investment Fund (Russia)
                            (until June 2006); Director of Nano-C, Inc. (since 2003); Director of Cole Management Inc. (since 2004); Director of Fiduciary
                            Counseling, Inc.; President and Director of Pioneer Funds Dis-
                            tributor, Inc. ("PFD") (until May 2006); President of all of the
                            Pioneer Funds; and Of Counsel, Wilmer Cutler Pickering Hale and
                            Dorr LLP
---------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (50)*   Director, CEO and President of Pioneer Investment Management        None
                            USA Inc. (since February 2007); Director and President of
                            Pioneer Investment Management, Inc. and Pioneer Institutional
                            Asset Management, Inc. (since February 2007); Executive Vice
                            President of all of the Pioneer Funds (since March 2007);
                            Director of Pioneer Global Asset Management S.p.A. (since April
                            2007); Head of New Markets Division, Pioneer Global Asset
                            Management S.p.A. (2000 - 2007)
---------------------------------------------------------------------------------------------------------------------
*    Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the Fund's investment adviser and certain of its affiliates.

                       Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08  47

Independent Trustees
                     Position Held    Length of Service
 Name and Age        with the Fund    and Term of Office
David R. Bock (64)   Trustee          Trustee since 2005.
                                      Serves until a successor
                                      trustee is elected or
                                      earlier retirement or
                                      removal.
----------------------------------------------------------------
Mary K. Bush (60)    Trustee          Trustee since 1997.
                                      Serves until a successor
                                      trustee is elected or
                                      earlier retirement or
                                      removal.
----------------------------------------------------------------

Independent Trustees
                                                                                          Other Directorships
Name and Age         Principal Occupation During Past Five Years                          Held by this Trustee
David R. Bock (64)   Executive Vice President and Chief Financial Officer, I-trax, Inc.   Director of Enterprise Com-
                     (publicly traded health care services company) (2004 - 2007);        munity Investment, Inc.
                     Partner, Federal City Capital Advisors (boutique merchant bank)      (privately-held affordable
                     (1997 to 2004 and 2008 - present); and Executive Vice Presi-         housing finance company);
                     dent and Chief Financial Officer, Pedestal Inc. (internet-based      and Director of New York
                     mortgage trading company) (2000 - 2002)                              Mortgage Trust (publicly
                                                                                          traded mortgage REIT)
------------------------------------------------------------------------------------------------------------------------
Mary K. Bush (60)    President, Bush International, LLC (international financial advi-    Director of Marriott Inter-
                     sory firm)                                                           national, Inc., Director of
                                                                                          Discover Financial Services
                                                                                          (credit card issuer and elec-
                                                                                          tronic payment services);
                                                                                          Director of Briggs & Stratton
                                                                                          Co. (engine manufacturer);
                                                                                          Director of UAL Corporation
                                                                                          (airline holding company)
                                                                                          Director of Mantech Interna-
                                                                                          tional Corporation (national
                                                                                          security, defense, and intel-
                                                                                          ligence technology firm);
                                                                                          and Member, Board of
                                                                                          Governors, Investment Com-
                                                                                          pany Institute
------------------------------------------------------------------------------------------------------------------------

48  Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

                            Position Held    Length of Service
Name and Age                with the Fund    and Term of Office
Benjamin M. Friedman (64)   Trustee          Trustee since May, 2008.
                                             Serves until a successor
                                             trustee is elected or earlier
                                             retirement or removal.
----------------------------------------------------------------------------
Margaret B.W. Graham (61)   Trustee          Trustee since 1990.
                                             Serves until a successor
                                             trustee is elected or earlier
                                             retirement or removal.
----------------------------------------------------------------------------
Thomas J. Perna (57)        Trustee          Trustee since 2006.
                                             Serves until a successor
                                             trustee is elected or earlier
                                             retirement or removal.
----------------------------------------------------------------------------
Marguerite A. Piret (60)    Trustee          Trustee since 1982.
                                             Serves until a successor
                                             trustee is elected or earlier
                                             retirement or removal.
----------------------------------------------------------------------------
Stephen K. West (79)        Trustee          Trustee since 1993.
                                             Serves until a successor
                                             trustee is elected or earlier
                                             retirement or removal.
----------------------------------------------------------------------------

                                                                                                Other Directorships
Name and Age                Principal Occupation During Past Five Years                         Held by this Trustee
Benjamin M. Friedman (64)   Professor, Harvard University                                       Trustee, Mellon Institutional
                                                                                                Funds Investment Trust and
                                                                                                Mellon Institutional Funds
                                                                                                Master Portfolio (oversees
                                                                                                17 portfolios in fund
                                                                                                complex)
---------------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (61)   Founding Director, Vice-President and Corporate Secretary, The      None
                            Winthrop Group, Inc. (consulting firm); and Desautels Faculty of
                            Management, McGill University
---------------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (57)        Chief Executive Officer, Quadriserv Inc. (technology products for   None
                            securities lending industry) (2008 - present); Private investor
                            (2004 - 2008); and Senior Executive Vice President, The Bank of
                            New York (financial and securities services) (1986 - 2004)
---------------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (60)    President and Chief Executive Officer, Newbury, Piret & Company,    Director of New America
                            Inc. (investment banking firm)                                      High Income Fund, Inc.
                                                                                                (closed-end investment
                                                                                                company)
---------------------------------------------------------------------------------------------------------------------------------
Stephen K. West (79)        Senior Counsel, Sullivan & Cromwell LLP (law firm)                  Director, The Swiss Helvetia
                                                                                                Fund, Inc. (closed-end
                                                                                                investment company)
---------------------------------------------------------------------------------------------------------------------------------

                       Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08  49

Fund Officers
                             Position Held         Length of Service
Name and Age                 with the Fund         and Term of Office
Dorothy E. Bourassa (60)     Secretary             Since 2003. Serves
                                                   at the discretion of
                                                   the Board
-----------------------------------------------------------------------------
Christopher J. Kelley (43)   Assistant Secretary   Since 2003. Serves
                                                   at the discretion of
                                                   the Board
-----------------------------------------------------------------------------
Mark E. Bradley (48)         Treasurer             Since March 2008.
                                                   Serves at the discretion
                                                   of the Board
-----------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Treasurer   Since 2000. Serves
                                                   at the discretion of
                                                   the Board
-----------------------------------------------------------------------------
Gary Sullivan (50)           Assistant Treasurer   Since 2002. Serves
                                                   at the discretion of
                                                   the Board
-----------------------------------------------------------------------------

Fund Officers
                                                                                                 Other Directorships
Name and Age                 Principal Occupation During Past Five Years                         Held by this Officer
Dorothy E. Bourassa (60)     Secretary of PIM-USA; Senior Vice President - Legal of Pioneer;     None
                             Secretary/Clerk of most of PIM-USA's subsidiaries; and Secretary of all of the Pioneer Funds since September 2003 (Assistant
                             Secretary from November 2000 to September 2003)
----------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (43)   Associate General Counsel of Pioneer since January 2008 and         None
                             Assistant Secretary of all of the Pioneer Funds since September
                             2003; Vice President and Senior Counsel of Pioneer from July
                             2002 to December 2007
----------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (48)         Vice President - Fund Accounting, Administration and Controller-    None
                             ship Services of Pioneer; and Treasurer of all of the Pioneer
                             Funds since March 2008; Deputy Treasurer of Pioneer from
                             March 2004 to February 2008; Assistant Treasurer of all of the
                             Pioneer Funds from March 2004 to February 2008; and Treasurer and Senior Vice President, CDC IXIS Asset Management Services
                             from 2002 to 2003
----------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Vice President - Fund Accounting, Administration and      None
                             Controllership Services of Pioneer; and Assistant Treasurer of all
                             of the Pioneer Funds
----------------------------------------------------------------------------------------------------------------------
Gary Sullivan (50)           Fund Accounting Manager - Fund Accounting, Administration and       None
                             Controllership Services of Pioneer; and Assistant Treasurer of all
                             of the Pioneer Funds
----------------------------------------------------------------------------------------------------------------------

50  Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

                              Position Held              Length of Service
Name and Age                  with the Fund              and Term of Office
Katherine Kim Sullivan (34)   Assistant Treasurer        Since 2003. Serves
                                                         at the discretion of
                                                         the Board
-----------------------------------------------------------------------------------
Teri W. Anderholm (49)        Chief Compliance Officer   Since January 2007.
                                                         Serves at the discretion
                                                         of the Board
-----------------------------------------------------------------------------------

                                                                                               Other Directorships
Name and Age                  Principal Occupation During Past Five Years                      Held by this Officer
Katherine Kim Sullivan (34)   Fund Administration Manager - Fund Accounting, Administration    None
                              and Controllership Services since June 2003 and Assistant Trea-
                              surer of all of the Pioneer Funds since September 2003; Assis-
                              tant Vice President - Mutual Fund Operations of State Street
                              Corporation from June 2002 to June 2003 (formerly Deutsche
                              Bank Asset Management)
---------------------------------------------------------------------------------------------------------------------
Teri W. Anderholm (49)        Chief Compliance Officer of Pioneer since December 2006 and of   None
                              all the Pioneer Funds since January 2007; Vice President and
                              Compliance Officer, MFS Investment Management (August 2005
                              to December 2006); Consultant, Fidelity Investments (February
                              2005 to July 2005); Independent Consultant (July 1997 to
                              February 2005)
---------------------------------------------------------------------------------------------------------------------

                       Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08  51

                           This page for your notes.

52    Pioneer Mid Cap Growth Fund | Annual Report | 9/30/08

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Telecommunications Device for the Deaf (TDD)                      1-800-225-1997

Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                 1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)

Visit our web site: www.pioneerinvestments.com

This report must be accompanied by a prospectus.

The Fund files a complete statement of investments with the Securities and
Exchange Commission for the first and third quarters for each fiscal year on
Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling
1-800-SEC-0330.

[LOGO]PIONEER
      Investments(R)

Pioneer Investment Management, Inc.
60 State Street
Boston, MA 02109
pioneerinvestments.com

Securities offered through Pioneer Funds Distributor, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC
(C) 2008 Pioneer Investments 19436-02-1108

                Pioneer Mid Cap
                Growth Fund
--------------------------------------------------------------------------------
                Semiannual Report | March 31, 2009
--------------------------------------------------------------------------------

                Ticker Symbols:
                Class A   PITHX
                Class B   PBMDX
                Class C   PCMCX
                Class Y   PMCYX

                [LOGO]PIONEER
                      Investments(R)

                        visit us: pioneerinvestments.com

Table of Contents

Letter to Shareowners                          2
Portfolio Management Discussion                4
Portfolio Summary                              8
Prices and Distributions                       9
Performance Update                            10
Comparing Ongoing Fund Expenses               14
Schedule of Investments                       16
Financial Statements                          25
Notes to Financial Statements                 33
Trustees, Officers and Service Providers      40

                  Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    1

President's Letter

Dear Shareowner,

Stock and bond markets around the globe have been experiencing one of their most tumultuous periods in history. Investors have witnessed volatility of a magnitude that many have never before seen. Distance often provides the best vantage point for perspective. Still, we believe that the benefits of basic investment principles that have stood the test of time -- even in the midst of market turmoil -- cannot be underestimated.

First, invest for the long term. The founder of Pioneer Investments, Philip L.
Carret, began his investment career during the 1920s. One lesson he learned is that while great prosperity affords an advantageous time for selling stocks, extreme economic slumps can create opportunities for purchase. Indeed, many of our portfolio managers, who follow the value-conscious investing approach of our founder, are looking at recent market conditions as an opportunity to buy companies whose shares we believe have been unjustifiably beaten down by indiscriminate selling, but that we have identified as having strong prospects over time. While investors may be facing a sustained market downturn, we continue to believe that patience, along with staying invested in the market, are important considerations for long-term investors.

A second principle is to stay diversified across different types of investments. The global scope of the current market weakness poses challenges for this basic investment axiom. But the turbulence makes now a good time to reassess your portfolio and make sure that your investments continue to meet your needs. We believe you should work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective.

As the investment markets sort through the continuing crisis in the financial industry, we are staying focused on the fundamentals and risk management. With more than 80 years of experience behind us, we have learned how to navigate turbulent markets. At Pioneer Investments, risk management has always been a critical part of our culture -- not just during periods of extraordinary volatility. Our investment process is based on fundamental research, quantitative analysis and active portfolio management. This three-pillared process, which we apply to each of our portfolios, is supported by an integrated team approach and is designed to carefully balance risk and reward.
While we see potential chances for making money in many corners of the market, it takes

2    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

research and experience to separate solid investment opportunities from speculation.

We invite you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at
www.pioneerinvestments.com. Thank you for investing with Pioneer.

Respectfully,

/s/Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report.
These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                  Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    3

Portfolio Management Discussion | 3/31/09

Recession woes battered investor confidence throughout the fall of 2008 and the winter of 2008 - 2009. Hints of stabilization then triggered a vigorous market rally in March 2009 that recaptured a portion of the ground lost earlier. In the following discussion, comanagers Andrew Acheson and Ken Winston describe the volatile market background during the six months ended March 31, 2009, and offer their assessment of what may lie ahead.

Q    Can you describe market conditions over the six months ended March 31,
     2009?

A    A drumbeat of grim economic news pressured stock and bond markets throughout the period. Consumer confidence sagged under the weight of falling home values, foreclosures and fast-rising unemployment. Cautious households began saving money at rates not seen in years. As a result, consumer spending, the bulwark of the American economy, contracted sharply.
     Investors fled securities, regardless of quality, and poured money into
     U.S. Treasury obligations, despite yields that hovered at around zero percent.

Q    How did the Fund perform in that environment over the six months ended
     March 31, 2009?

A    Pioneer Mid Cap Growth Fund's Class A shares returned -26.69% at net asset value during the six months ended March 31, 2009, while the Fund's benchmark, the Russell Mid Cap Growth Index (the Russell Index), returned
     -29.81%. During the same six-month period, the average return of the 574 funds in Lipper's Mid Cap Growth category was -29.87%. The Fund's performance placed it in the 18th percentile of all Lipper Mid Cap Growth peer funds over the six-month period ended March 31, 2009.

Q    Which sectors or stocks contributed favorably to the Fund's performance despite the overwhelmingly bad news seen during the six-month period ended
     March 31, 2009?

A    Although performance results were disappointing in absolute terms, successful stock selection in eight of ten sectors allowed the Fund to outperform the Russell Index in each of the last two quarters. Sector allocations overall had a minor negative impact on the Fund's returns.
     Results benefited from an overweight stance in technology, a sector that was more resilient than most. But above-benchmark exposure to the weaker health care sector offset the Fund's edge gained in technology.

     Individual Fund holdings in the technology and consumer discretionary sectors provided the six-month period's most favorable impacts on

4    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

     performance. Riverbed Technology, which facilitates delivery of applications over corporate networks, met earnings projections and maintained a favorable outlook for growth in this nascent market. Akamai
     Technology also delivered good earnings. Akamai is a core Internet company, delivering content from providers to users of the Worldwide Web. Riverbed and Akamai are among the Fund's larger holdings.

     We made a series of opportunistic additions to the Fund during the six months ended March 31, 2009, including Darden Restaurants, a leader in casual dining and owners of the Red Lobster, Olive Garden and Longhorn
     Steakhouse chains. Consumers have cut back on restaurant dining, but
     Darden's share-price decline seemed excessive given our assessment of its earnings potential. The company's shares recovered when earnings beat market expectations. ITT Educational Services, a for-profit educational company, also aided the Fund's performance results during the six-month period. Difficult economic times and rising unemployment have prodded working adults to seek specialized training or full degree programs in technology and other disciplines. Expanded limits on Stafford Education loans helped boost enrollment at ITT and at DeVry University, a similar company that also contributed positively to the Fund's performance over the six-month period.

     We also added children's retailer Gymboree to the Fund during the period. A lead paint recall had forced the company to liquidate inventory and had driven its share price sharply lower. Our belief was that the damage was temporary, and we have in fact witnessed a brisk recovery in the company's stock price since adding it to the Fund.

Q    What were some of the worst disappointments for the Fund during the six months ended March 31, 2009?

A    The period's worst performer for the Fund was Charles River Labs, which provides research and support for drug discovery programs outsourced by pharmaceutical and biotech firms. Shares of Charles River fell in anticipation of lower earnings, as industry mergers have reduced overall drug development budgets. However, we believe the selling has been overdone.

     Longtime Fund holding Freeport-McMoRan, a leading copper and gold mining company, fell on faltering metals demand amid the global economic slowdown.
     While it was one of the Fund's disappointing performers over the entire six months ended March 31, the company's shares did rebound significantly late in the period in response to a stimulus program in China, where consumption of metals tracks the fast-growing economy.

     We eliminated Coventry Health, a managed care provider, from the Fund.
     Coventry's shares fell on market fears that new health care initiatives would

                  Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    5

     mean cuts in the Medicare and Medicaid reimbursement rates on which the company relies.

     Insulet, which makes advanced insulin delivery systems for diabetics, faced credit constraints that hindered its marketing and production. Investors fled the stock, which later rebounded when financing was secured. We continue to hold a small Fund position in the company.

     In energy, we eliminated the Fund's position in Helmerich and Payne, which saw demand slashed for its highly sophisticated oil drilling technology.
     Lower oil prices have taken the profit out of some forms of drilling, causing exploration companies to idle many rigs. Also in energy,
     Weatherford International, which supplies an array of well-based services to international oil companies, saw its share price fall during the six-month period.

Q    What is your outlook for the economy and for mid-cap stocks in the months ahead?

A    We expect economic stress to persist for a while, but all recessions eventually come to an end. Global governments are addressing the crisis aggressively and the U.S. banking system showed some signs of stabilizing as the semiannual period came to a close. The pace of economic decline has slowed, suggesting that a gradual recovery is possible late this year or early in 2010. Historically, mid-cap stocks have performed well coming out of recessions. Over the past few months, we have expanded the number of stocks held by the Fund, as we've been seeking to invest in companies (at attractive prices) that are well-positioned to be leaders in their business segments. Many such stocks currently appear cheap when measured against their earnings potential in a normalized economic environment. In the meantime, market volatility is likely to continue as earnings struggle to recover. However, while the Obama administration's programs may help restart the economy, the resulting huge budget deficits can pose their own problems in the months and years ahead.

Please refer to the Schedule of Investments on pages 16-24 for a full listing of Fund securities.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political or regulatory developments or other risks affecting these industries or sectors. Investing in mid-sized companies may offer the potential for higher returns, but is also subject to greater short-term price fluctuations than larger, more-established companies.

Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

6    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report.
These statements should not be relied upon for any other purposes.

                  Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    7

Portfolio Summary | 3/31/09

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA IS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL.]

U.S. Common Stocks                                 81.0%
Temporary Cash Investments                         17.1%
Depositary Receipts for International Stocks        1.9%

Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

[THE FOLLOWING DATA IS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL.]

Information Technology                             30.6%
Industrials                                        14.9%
Health Care                                        11.8%
Energy                                             11.7%
Consumer Discretionary                             11.6%
Financials                                          6.8%
Consumer Staples                                    5.0%
Materials                                           4.9%
Utilities                                           2.7%

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of equity holdings)*

 1.    Noble Affiliates, Inc.                 2.97%
 2.    MasterCard, Inc.                       2.59
 3.    IntercontinentalExchange, Inc.         2.43
 4.    Akamai Technologies, Inc.              2.37
 5.    Google, Inc.                           2.27
 6.    Nuance Communications, Inc.            2.21
 7.    Riverbed Technology, Inc.              2.03
 8.    SPX Corp.                              1.82
 9.    LKQ Corp.                              1.78
10.    Liberty Entertainment Group            1.77

*    This list excludes temporary cash and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.

8    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

Prices and Distributions | 3/31/09

Net Asset Value per Share
--------------------------------------------------------------------------------

Class        3/31/09           9/30/08
  A           $ 8.46           $ 11.54
--------------------------------------
  B           $ 6.77           $  9.33
--------------------------------------
  C           $ 7.11           $  9.77
--------------------------------------
  Y           $ 8.62           $ 11.72
--------------------------------------

Distributions per Share: 10/1/08-3/31/09
--------------------------------------------------------------------------------

             Net
          Investment      Short-Term        Long-Term
Class       Income       Capital Gains     Capital Gains
  A          $ --            $ --              $ --
--------------------------------------------------------
  B          $ --            $ --              $ --
--------------------------------------------------------
  C          $ --            $ --              $ --
--------------------------------------------------------
  Y          $ --            $ --              $ --
--------------------------------------------------------

                  Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    9

Performance Update | 3/31/09                                      Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Growth Fund at public offering price, compared to that of the Russell Midcap Growth Index.

Average Annual Total Returns
(As of March 31, 2009)
-----------------------------------------------------------------------
                                          Net Asset     Public Offering
Period                                    Value (NAV)   Price (POP)
-----------------------------------------------------------------------
10 Years                                     -2.66%         -3.24%
5 Years                                      -7.64          -8.72
1 Year                                      -39.79         -43.26
-----------------------------------------------------------------------

Expense Ratio
(Per prospectus dated February 1, 2009)
-----------------------------------------------------------------------
                                             Gross           Net
-----------------------------------------------------------------------
                                              1.00%          1.00%
-----------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL.]

Value of $10,000 Investment

              Pioneer Mid Cap       Russell Midcap
               Growth Fund           Growth Index

3/99             $ 9,425               $10,000
                 $14,525               $17,720
3/01             $ 9,769               $ 9,672
                 $10,295               $10,127
3/03             $ 7,416               $ 7,483
                 $10,704               $11,197
3/05             $10,770               $12,127
                 $12,222               $14,878
3/07             $12,808               $15,905
                 $11,951               $15,181
3/09             $ 7,196               $ 9,172

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Growth Index measures the performance of U.S. mid-cap growth stocks. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges.
You cannot invest directly in an index.

10    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

Performance Update | 3/31/09                                      Class B Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Growth Fund, compared to that of the Russell
Midcap Growth Index.

Average Annual Total Returns
(As of March 31, 2009)
-------------------------------------------------------------------
                                             If            If
Period                                       Held          Redeemed
-------------------------------------------------------------------
10 Years                                     -3.91%         -3.91%
5 Years                                      -8.87          -8.87
1 Year                                      -40.77         -43.14
-------------------------------------------------------------------

Expense Ratio
(Per prospectus dated February 1, 2009)
-------------------------------------------------------------------
                                              Gross           Net
-------------------------------------------------------------------
                                              2.23%          2.23%
-------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL.]

Value of $10,000 Investment

              Pioneer Mid Cap       Russell Midcap
               Growth Fund           Growth Index

3/99              $10,000              $10,000
                  $15,253              $17,720
3/01              $10,134              $ 9,672
                  $10,539              $10,127
3/03              $ 7,489              $ 7,483
                  $10,671              $11,197
3/05              $10,597              $12,127
                  $11,873              $14,878
3/07              $12,277              $15,905
                  $11,325              $15,181
3/09              $ 6,708              $ 9,172

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

"If Held" results represent the percent change in net asset value per share.
Returns would have been lower had sales charges been reflected. "If Redeemed"
returns reflect the deduction of applicable contingent deferred sales charge
(CDSC). Effective December 1, 2004, the period during which a CDSC is applied to withdrawals was shortened to 5 years. The maximum CDSC for Class B shares continues to be 4%. For more complete information, please see the prospectus.
Note: Shares purchased prior to December 1, 2004 remain subject to the CDSC in effect at the time you purchased those shares. For performance information for shares purchased prior to December 1, 2004, please visit
www.pioneerinvestments.com.

All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Growth Index measures the performance of U.S. mid-cap growth stocks. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges.
You cannot invest directly in an index.

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    11

Performance Update | 3/31/09                                      Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Growth Fund, compared to that of the Russell
Midcap Growth Index.

Average Annual Total Returns
(As of March 31, 2009)
-------------------------------------------------------------------
                                              If           If
Period                                        Held         Redeemed
-------------------------------------------------------------------
10 Years                                     -3.84%         -3.84%
5 Years                                      -8.70          -8.70
1 Year                                      -40.55         -40.55
-------------------------------------------------------------------

Expense Ratio
(Per prospectus dated February 1, 2009)
-------------------------------------------------------------------
                                              Gross           Net
-------------------------------------------------------------------
                                              2.08%          2.08%
-------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL.]

Value of $10,000 Investment

              Pioneer Mid Cap       Russell Midcap
               Growth Fund           Growth Index

3/99              $10,000              $10,000
                  $15,280              $17,720
3/01              $10,164              $ 9,672
                  $10,532              $10,127
3/03              $ 7,479              $ 7,483
                  $10,660              $11,197
3/05              $10,596              $12,127
                  $11,894              $14,878
3/07              $12,318              $15,905
                  $11,374              $15,181
3/09              $ 6,762              $ 9,172

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). The performance of Class C shares does not reflect the 1% front-end sales charge in effect prior to February 1, 2004. If you paid a 1% sales charge, your returns would be lower than those shown above.
"If Held" results represent the percent change in net asset value per share.
Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Growth Index measures the performance of U.S. mid-cap growth stocks. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges.
You cannot invest directly in an index.

12    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

Performance Update | 3/31/09                                      Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Mid Cap Growth Fund, compared to that of the Russell
Midcap Growth Index.

Average Annual Total Returns
(As of March 31, 2009)
-------------------------------------------------------------------
                                              If           If
Period                                        Held         Redeemed
-------------------------------------------------------------------
10 Years                                     -2.49%         -2.49%
5 Years                                      -7.31          -7.31
1 Year                                      -39.47         -39.47
-------------------------------------------------------------------

Expense Ratio
(Per prospectus dated February 1, 2009)
-------------------------------------------------------------------
                                              Gross           Net
-------------------------------------------------------------------
                                              0.58%          0.58%
-------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL.]

Value of $10,000 Investment

              Pioneer Mid Cap       Russell Midcap
               Growth Fund           Growth Index

3/99              $10,000              $10,000
                  $15,413              $17,720
3/01              $10,366              $ 9,672
                  $10,925              $10,127
3/03              $ 7,870              $ 7,483
                  $11,359              $11,197
3/05              $11,436              $12,127
                  $13,024              $14,878
3/07              $13,703              $15,905
                  $12,839              $15,181
3/09              $ 7,772              $ 9,172

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Performance shown for periods prior to the inception of Class Y shares reflects the NAV performance of the Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees, applicable to
Class A shares. Since the fees for Class A shares are generally higher than those of Class Y shares, the performances for Class Y Shares prior to their inception (2/1/05) would have been higher. Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors, All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell Midcap Growth Index measures the performance of U.S. mid-cap growth stocks. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges.
You cannot invest directly in an index.

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    13

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1)  ongoing costs, including management fees, distribution and/or service
     (12b-1) fees, and other Fund expenses; and

(2)  transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1)  Divide your account value by $1,000
     Example: an $8,600 account value [divided by] $1,000 = 8.6

(2)  Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period"
     to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Mid Cap Growth Fund

Based on actual returns from October 1, 2008 through March 31, 2009.

Share Class                  A                B                C                Y
Beginning Account       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
Value on 10/1/08
-------------------------------------------------------------------------------------
Ending Account          $   733.10       $   725.60       $   727.70       $   735.50
Value on 3/31/09
-------------------------------------------------------------------------------------
Expenses Paid           $     5.40       $    12.78       $    11.33       $     2.99
During Period*
-------------------------------------------------------------------------------------

*    Expenses are equal to the Fund's annualized expense ratio of 1.25%, 2.97%,
     2.63%, and 0.69% for Class A, Class B, Class C, and Class Y, respectively, multiplied by the average account value over the period, multiplied by
     182/365 (to reflect the one-half year period).

14    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the
Fund and other funds. To do so, compare this 5% hypothetical example with the
5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Mid Cap Growth Fund

Based on a hypothetical 5% return per year before expenses, reflecting the period from October 1, 2008 through March 31, 2009.

Share Class                  A                B                C                Y
Beginning Account       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
Value on 10/1/08
Ending Account          $ 1,018.70       $ 1,010.12       $ 1,011.82       $ 1,021.49
Value on 3/31/09
Expenses Paid           $     6.29       $    14.88       $    13.19       $     3.48
During Period*

*    Expenses are equal to the Fund's annualized expense ratio of 1.25%, 2.97%,
     2.63%, and 0.69% for Class A, Class B, Class C, and Class Y, respectively, multiplied by the average account value over the period, multiplied by
     182/365 (to reflect the one-half year period).

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    15

Schedule of Investments | 3/31/09 (unaudited)

Shares                                                            Value
               COMMON STOCKS -- 98.7%
               ENERGY -- 11.5%
               Coal & Consumable Fuels -- 1.7%
    82,300     Alpha Natural Resources, Inc.*(b)                  $  1,460,825
   103,200     Walter Industries, Inc.                               2,360,184
                                                                  ------------
                                                                  $  3,821,009
------------------------------------------------------------------------------
               Oil & Gas Drilling -- 2.0%
    34,300     ENSCO International, Inc.                          $    905,520
    63,500     Transocean Ltd.*                                      3,736,340
                                                                  ------------
                                                                  $  4,641,860
------------------------------------------------------------------------------
               Oil & Gas Equipment & Services -- 3.2%
   102,000     Exterran Holdings, Inc.*(b)                        $  1,634,040
    79,000     IHS, Inc.*(b)                                         3,253,220
   221,400     Weatherford International, Inc.*                      2,450,898
                                                                  ------------
                                                                  $  7,338,158
------------------------------------------------------------------------------
               Oil & Gas Exploration & Production -- 3.9%
   124,200     Noble Affiliates, Inc.                             $  6,691,896
    30,000     Range Resources Corp.                                 1,234,800
    36,700     Southwestern Energy Co.*                              1,089,623
                                                                  ------------
                                                                  $  9,016,319
------------------------------------------------------------------------------
               Oil & Gas Storage & Transportation -- 0.7%
   242,600     El Paso Corp. (b)                                  $  1,516,250
                                                                  ------------
               Total Energy                                       $ 26,333,596
------------------------------------------------------------------------------
               MATERIALS -- 4.8%
               Diversified Chemical -- 1.5%
    80,100     FMC Corp.                                          $  3,455,514
------------------------------------------------------------------------------
               Diversified Metals & Mining -- 0.8%
    23,079     Freeport-McMoRan Copper & Gold, Inc. (Class B)     $    879,541
   164,900     Titanium Metals Corp. (b)                               902,003
                                                                  ------------
                                                                  $  1,781,544
------------------------------------------------------------------------------
               Gold -- 0.9%
   235,000     Yamana Gold, Inc.                                  $  2,173,750
------------------------------------------------------------------------------
               Industrial Gases -- 1.0%
    12,000     Air Products & Chemicals, Inc.                     $    675,000
    45,600     Airgas, Inc.                                          1,541,736
                                                                  ------------
                                                                  $  2,216,736
------------------------------------------------------------------------------
               Metal & Glass Containers -- 0.4%
    37,900     Crown Holdings, Inc.*                              $    861,467
------------------------------------------------------------------------------
               Paper Packaging -- 0.2%
    41,900     Packaging Corp. of America                         $    545,538
                                                                  ------------
               Total Materials                                    $ 11,034,549
------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

16    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

Shares                                                            Value
               CAPITAL GOODS -- 9.7%
               Aerospace & Defense -- 2.6%
   263,300     Be Aerospace, Inc.*                                $  2,282,811
    55,800     L-3 Communications Holdings, Inc. (b)                 3,783,240
                                                                  ------------
                                                                  $  6,066,051
------------------------------------------------------------------------------
               Construction & Engineering -- 1.9%
   155,900     KBR, Inc.                                          $  2,152,979
   100,900     Quanta Services, Inc.*                                2,164,305
                                                                  ------------
                                                                  $  4,317,284
------------------------------------------------------------------------------
               Electrical Component & Equipment -- 0.6%
    10,300     First Solar, Inc.*(b)                              $  1,366,810
------------------------------------------------------------------------------
               Industrial Conglomerates -- 1.2%
   197,300     McDermott International, Inc.*                     $  2,641,847
------------------------------------------------------------------------------
               Industrial Machinery -- 2.9%
    25,000     ITT Corp.                                          $    961,750
    47,450     Parker Hannifin Corp.                                 1,612,351
    87,073     SPX Corp.                                             4,093,302
                                                                  ------------
                                                                  $  6,667,403
------------------------------------------------------------------------------
               Trading Companies & Distributors -- 0.5%
    15,900     W.W. Grainger, Inc. (b)                            $  1,115,862
                                                                  ------------
               Total Capital Goods                                $ 22,175,257
------------------------------------------------------------------------------
               COMMERCIAL SERVICES & SUPPLIES -- 3.6%
               Diversified Support Services -- 0.8%
    62,300     Copart, Inc.*                                      $  1,847,818
------------------------------------------------------------------------------
               Environmental & Facilities Services -- 1.0%
    36,700     Stericycle, Inc.*                                  $  1,751,691
    27,100     Tetra Tech, Inc.*                                       552,298
                                                                  ------------
                                                                  $  2,303,989
------------------------------------------------------------------------------
               Research & Consulting Services -- 1.1%
    78,600     CoStar Group, Inc.*(b)                             $  2,377,650
------------------------------------------------------------------------------
               Security & Alarm Services -- 0.7%
   124,100     Corrections Corp. of America*(b)                   $  1,589,721
                                                                  ------------
               Total Commercial Services & Supplies               $  8,119,178
------------------------------------------------------------------------------
               TRANSPORTATION -- 1.5%
               Airlines -- 0.9%
    53,200     Continental Airlines, Inc. (Class B)*(b)           $    468,692
   147,000     Delta Air Lines, Inc.*(b)                               827,610
   137,000     UAL Corp.*(b)                                           613,760
                                                                  ------------
                                                                  $  1,910,062
------------------------------------------------------------------------------
               Marine Ports & Services -- 0.6%
    82,700     Aegean Marine Petroleum Network, Inc. (b)          $  1,385,225
                                                                  ------------
               Total Transportation                               $  3,295,287
------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    17

Schedule of Investments | 3/31/09 (unaudited) (continued)

Shares                                                            Value
               CONSUMER DURABLES & APPAREL -- 0.4%
               Apparel, Accessories & Luxury Goods -- 0.4%
    40,000     The Warnaco Group, Inc.*                           $    960,000
                                                                  ------------
               Total Consumer Durables & Apparel                  $    960,000
------------------------------------------------------------------------------
               CONSUMER SERVICES -- 2.8%
               Education Services -- 0.8%
    25,100     DeVry, Inc.                                        $  1,209,318
     4,800     ITT Educational Services, Inc.*                         582,816
                                                                  ------------
                                                                  $  1,792,134
------------------------------------------------------------------------------
               Restaurants -- 2.0%
   116,300     Burger King Holdings, Inc.                         $  2,669,085
    55,900     Darden Restaurants, Inc. (b)                          1,915,134
                                                                  ------------
                                                                  $  4,584,219
                                                                  ------------
               Total Consumer Services                            $  6,376,353
------------------------------------------------------------------------------
               MEDIA -- 1.8%
               Cable & Satellite -- 1.8%
   199,500     Liberty Entertainment Group*                       $  3,980,025
                                                                  ------------
               Total Media                                        $  3,980,025
------------------------------------------------------------------------------
               RETAILING -- 6.5%
               Apparel Retail -- 4.2%
   152,000     Guess?, Inc.                                       $  3,204,160
    94,200     Gymboree Corp.*                                       2,011,170
    86,700     Ross Stores, Inc. (b)                                 3,110,796
    53,900     TJX Companies, Inc. (b)                               1,381,996
                                                                  ------------
                                                                  $  9,708,122
------------------------------------------------------------------------------
               Automotive Retail -- 0.5%
    27,500     Advance Auto Parts, Inc.                           $  1,129,700
------------------------------------------------------------------------------
               Distributors -- 1.8%
   281,100     LKQ Corp.*                                         $  4,011,297
                                                                  ------------
               Total Retailing                                    $ 14,849,119
------------------------------------------------------------------------------
               FOOD, BEVERAGE & TOBACCO -- 3.6%
               Brewers -- 0.7%
    48,800     Molson Coors Brewing Co. (Class B)                 $  1,672,864
------------------------------------------------------------------------------
               Distillers & Vintners -- 0.7%
   123,200     Constellation Brands, Inc.*                        $  1,466,080
------------------------------------------------------------------------------
               Packaged Foods & Meats -- 0.6%
    37,800     The J.M. Smucker Co.                               $  1,408,806
------------------------------------------------------------------------------
               Soft Drinks -- 1.6%
   147,600     Fomento Economico Mexicano SA de CV                $  3,720,996
                                                                  ------------
               Total Food, Beverage & Tobacco                     $  8,268,746
------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

18    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

Shares                                                            Value
               HOUSEHOLD & PERSONAL PRODUCTS -- 1.4%
               Household Products -- 0.7%
    28,700     Church & Dwight Co., Inc.                          $  1,499,001
------------------------------------------------------------------------------
               Personal Products -- 0.7%
    71,200     Alberto-Culver Co. (Class B)                       $  1,609,832
                                                                  ------------
               Total Household & Personal Products                $  3,108,833
------------------------------------------------------------------------------
               HEALTH CARE EQUIPMENT & SERVICES -- 4.8%
               Health Care Distributors -- 0.5%
    32,500     McKesson Corp.                                     $  1,138,800
------------------------------------------------------------------------------
               Health Care Equipment -- 2.2%
   263,600     Hologic, Inc.*(b)                                  $  3,450,524
   100,000     Insulet Corp.*(b)                                       410,000
    44,400     Thoratec Corp.*(b)                                    1,140,636
                                                                  ------------
                                                                  $  5,001,160
------------------------------------------------------------------------------
               Health Care Facilities -- 0.5%
    71,000     Psychiatric Solution, Inc.*                        $  1,116,830
------------------------------------------------------------------------------
               Health Care Services -- 0.3%
    18,300     DaVita, Inc.*                                      $    804,285
------------------------------------------------------------------------------
               Health Care Supplies -- 1.0%
    88,600     Inverness Medical Innovations, Inc.*               $  2,359,418
------------------------------------------------------------------------------
               Health Care Technology -- 0.3%
    25,000     AthenaHealth, Inc.*                                $    602,750
                                                                  ------------
               Total Health Care Equipment & Services             $ 11,023,243
------------------------------------------------------------------------------
               PHARMACEUTICALS & BIOTECHNOLOGY -- 6.8%
               Biotechnology -- 2.0%
    70,800     Alexion Pharmaceuticals, Inc.*(b)                  $  2,666,328
    28,600     Cephalon, Inc.*(b)                                    1,947,660
                                                                  ------------
                                                                  $  4,613,988
------------------------------------------------------------------------------
               Life Sciences Tools & Services -- 2.6%
    56,845     Advanced Magnetics, Inc.*(b)                       $  2,090,191
    49,400     Charles River Laboratories International, Inc.*       1,344,174
    76,500     Sequenom, Inc.*(b)                                    1,087,830
    42,500     Thermo Fisher Scientific, Inc.*                       1,515,975
                                                                  ------------
                                                                  $  6,038,170
------------------------------------------------------------------------------
               Pharmaceuticals -- 2.2%
   236,100     Cardiome Pharma Corp.*                             $    691,773
    64,000     Endo Pharmaceuticals Holdings, Inc.*(b)               1,131,520
   236,000     Mylan, Inc.*(b)                                       3,164,760
                                                                  ------------
                                                                  $  4,988,053
                                                                  ------------
               Total Pharmaceuticals & Biotechnology              $ 15,640,211
------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    19

Schedule of Investments | 3/31/09 (unaudited) (continued)

Shares                                                            Value
               BANKS -- 1.2%
               Regional Banks -- 1.2%
   136,572     First Horizon National Corp.*(b)                   $  1,466,785
   170,800     KeyCorp (b)                                           1,344,196
                                                                  ------------
                                                                  $  2,810,981
                                                                  ------------
               Total Banks                                        $  2,810,981
------------------------------------------------------------------------------
               DIVERSIFIED FINANCIALS -- 3.8%
               Asset Management & Custody Banks -- 0.3%
    49,600     Invesco Ltd.                                       $    687,456
------------------------------------------------------------------------------
               Investment Banking & Brokerage -- 1.1%
    88,000     Lazard Ltd.                                        $  2,587,200
------------------------------------------------------------------------------
               Specialized Finance -- 2.4%
    73,500     IntercontinentalExchange, Inc.*                    $  5,473,545
                                                                  ------------
               Total Diversified Financials                       $  8,748,201
------------------------------------------------------------------------------
               INSURANCE -- 1.7%
               Insurance Brokers -- 0.4%
    20,400     Aon Corp.                                          $    832,728
------------------------------------------------------------------------------
               Property & Casualty Insurance -- 1.3%
   130,589     Axis Capital Holdings, Ltd.                        $  2,943,476
                                                                  ------------
               Total Insurance                                    $  3,776,204
------------------------------------------------------------------------------
               SOFTWARE & SERVICES -- 20.3%
               Application Software -- 5.6%
   148,400     Amdocs Ltd.*(b)                                    $  2,748,368
   102,900     Ansys, Inc.*                                          2,582,790
    34,400     Citrix Systems, Inc.*                                   778,816
    92,000     Concur Technologies, Inc.*                            1,765,480
   459,500     Nuance Communications, Inc.*(b)                       4,990,170
                                                                  ------------
                                                                  $ 12,865,624
------------------------------------------------------------------------------
               Data Processing & Outsourced Services -- 2.5%
    34,800     MasterCard, Inc. (b)                               $  5,828,304
------------------------------------------------------------------------------
               Internet Software & Services -- 6.5%
   274,900     Akamai Technologies, Inc.*(b)                      $  5,333,060
     7,500     Baidu, Inc.*                                          1,324,500
    14,700     Google, Inc.*(b)                                      5,116,482
    94,601     Omniture, Inc.*(b)                                    1,247,787
   135,000     Yahoo!, Inc.*                                         1,729,350
                                                                  ------------
                                                                  $ 14,751,179
------------------------------------------------------------------------------
               IT Consulting & Other Services -- 0.6%
    70,000     SAIC, Inc.*                                        $  1,306,900
------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

20    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

Shares                                                                Value
               Systems Software -- 5.1%
   108,900     BMC Software, Inc.*                                    $  3,593,700
   124,500     Check Point Software Technologies, Ltd.*                  2,765,145
    81,500     McAfee, Inc.*(b)                                          2,730,250
    47,000     Sybase, Inc.*(b)                                          1,423,630
    50,000     VMware, Inc.*(b)                                          1,181,000
                                                                      ------------
                                                                      $ 11,693,725
                                                                      ------------
               Total Software & Services                              $ 46,445,732
----------------------------------------------------------------------------------
               TECHNOLOGY HARDWARE & EQUIPMENT -- 3.8%
               Communications Equipment -- 2.3%
    26,545     F5 Networks, Inc.*                                     $    556,118
   349,510     Riverbed Technology, Inc.*(b)                             4,571,591
                                                                      ------------
                                                                      $  5,127,709
----------------------------------------------------------------------------------
               Computer Hardware -- 0.6%
    90,400     Teradata Corp.*                                        $  1,466,288
----------------------------------------------------------------------------------
               Computer Storage & Peripherals -- 0.9%
    76,900     Synaptics, Inc.*(b)                                    $  2,057,844
                                                                      ------------
               Total Technology Hardware & Equipment                  $  8,651,841
----------------------------------------------------------------------------------
               SEMICONDUCTORS -- 6.0%
               Semiconductor Equipment -- 1.4%
    89,900     MEMC Electronic Materials, Inc.*                       $  1,482,451
   130,000     Tessera Technologies, Inc.*                               1,738,100
                                                                      ------------
                                                                      $  3,220,551
----------------------------------------------------------------------------------
               Semiconductors -- 4.6%
    64,300     Analog Devices, Inc.                                   $  1,239,061
    87,800     Broadcom Corp.*                                           1,754,243
    34,700     Linear Technology Corp. (b)                                 797,406
   320,300     Marvell Technology Group, Ltd.*                           2,933,948
   984,600     ON Semiconductor Corp.*(b)                                3,839,940
                                                                      ------------
                                                                      $ 10,564,598
                                                                      ------------
               Total Semiconductors                                   $ 13,785,149
----------------------------------------------------------------------------------
               UTILITIES -- 2.7%
               Independent Power Producer & Energy Traders -- 0.3%
    41,700     NRG Energy, Inc.*(b)                                   $    733,920
----------------------------------------------------------------------------------
               Multi-Utilities -- 2.4%
    49,300     NSTAR                                                  $  1,571,684
    52,500     PG&E Corp.                                                2,006,550
    38,100     Sempra Energy                                             1,761,744
                                                                      ------------
                                                                      $  5,339,978
                                                                      ------------
               Total Utilities                                        $  6,073,898
----------------------------------------------------------------------------------
               TOTAL COMMON STOCKS
               (Cost $272,080,582)                                    $225,456,403
----------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    21

Schedule of Investments | 3/31/09 (unaudited) (continued)

Principal
Amount                                                               Value
                 TEMPORARY CASH INVESTMENTS -- 20.4%
                 Securities Lending Collateral -- 20.4% (c)
                 Certificates of Deposit:
$ 1,140,276      Abbey National Plc, 1.58%, 8/13/09                  $  1,140,276
  1,140,233      Bank of Nova Scotia, 1.58%, 5/5/09                     1,140,233
  1,823,521      Bank of Scotland NY, 1.45%, 6/5/09                     1,823,521
  2,052,496      Barclays Bank, 1.13%, 5/27/09                          2,052,496
  2,052,496      DnB NOR Bank ASA NY, 1.5%, 6/5/09                      2,052,496
  2,088,985      Intesa SanPaolo S.p.A., 1.03%, 5/22/09                 2,088,985
    132,257      Nordea NY, 0.52%, 4/9/09                                 132,257
  1,710,413      Royal Bank of Canada NY, 1.44%, 8/7/09                 1,710,413
  2,052,496      Svenska Bank NY, 1.73%, 7/8/09                         2,052,496
                                                                     ------------
                                                                     $ 14,193,173
---------------------------------------------------------------------------------
                 Commercial Paper:
  2,280,551      CBA, 1.31%, 7/16/09                                 $  2,280,551
  2,280,551      Societe Generale, 1.75%, 9/4/09                        2,280,551
  2,280,551      U.S. Bank NA, 1.35%, 8/24/09                           2,280,551
  2,280,551      Monumental Global Funding, Ltd., 1.64%, 8/17/09        2,280,551
  1,140,276      CME Group, Inc., 1.44%, 8/6/09                         1,140,276
  2,239,501      American Honda Finance Corp., 1.29%, 7/14/09           2,239,501
  2,280,551      HSBC Bank, Inc., 1.64%, 8/14/09                        2,280,551
    570,138      IBM, 1.47%, 9/25/09                                      570,138
  2,052,496      MetLife Global Funding, 1.71%, 6/12/09                 2,052,496
  2,052,496      New York Life Global, 1.37%, 9/4/09                    2,052,496
  1,938,468      Westpac Banking Corp., 0.94%, 6/1/09                   1,938,468
                                                                     ------------
                                                                     $ 21,396,130
---------------------------------------------------------------------------------
                 Tri-party Repurchase Agreements:
  6,841,653      Deutsche Bank, 0.21%, 4/1/09                        $  6,841,653
  1,897,624      Barclays Capital Markets, 0.2%, 4/1/09                 1,897,624
                                                                     ------------
                                                                     $  8,739,277
---------------------------------------------------------------------------------

Shares                                                               Value
                 Money Market Mutual Fund:
  2,280,551      JPMorgan, U.S. Government Money Market Fund         $  2,280,551
                                                                     ------------
                 Total Securities Lending Collateral                 $ 46,609,131
---------------------------------------------------------------------------------
                 TOTAL TEMPORARY CASH INVESTMENTS
                 (Cost $46,609,131)                                  $ 46,609,131
---------------------------------------------------------------------------------
                 TOTAL INVESTMENT IN SECURITIES -- 119.1%
                 (Cost $318,689,713)(a)                              $272,065,534
---------------------------------------------------------------------------------
                 OTHER ASSETS AND LIABILITIES -- (19.1)%             $(43,565,183)
---------------------------------------------------------------------------------
                 TOTAL NET ASSETS -- 100.0%                          $228,500,351
---------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

22    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

*    Non-income producing security.

(a)  At March 31, 2009, the net unrealized loss on investments based on cost for federal income tax purposes of $322,680,754 was as follows:

       Aggregate gross unrealized gain for all investments in which there is an
         excess of value over tax cost                                             $  9,771,321
       Aggregate gross unrealized loss for all investments in which there is an
         excess of tax cost over value                                              (60,386,541)
                                                                                   ------------
       Net unrealized loss                                                         $(50,615,220)
                                                                                   ============

(b)  At March 31, 2009, the following securities were out on loan:

      Shares     Security                                   Value
      56,200     Advanced Magnetics, Inc. *                 $ 2,066,474
      44,200     Aegean Marine Petroleum Network, Inc.          740,350
      41,000     Akamai Technologies, Inc. *                    795,400
      69,900     Alexion Pharmaceuticals, Inc. *              2,632,434
      15,900     Alpha Natural Resources, Inc. *                282,225
      16,000     Amdocs Ltd. *                                  296,320
      28,300     Cephalon, Inc. *                             1,927,230
       8,000     Continental Airlines, Inc. (Class B) *          70,480
       3,900     Corrections Corp. of America *                  49,959
      66,400     CoStar Group, Inc. *                         2,008,600
      27,000     Darden Restaurants, Inc.                       925,020
      79,000     Delta Air Lines, Inc. *                        444,770
     200,000     El Paso Corp.                                1,250,000
      13,200     Endo Pharmaceuticals Holdings, Inc. *          233,376
      81,400     Exterran Holdings, Inc. *                    1,304,028
       8,700     First Horizon National Corp. *                  93,438
       7,100     First Solar, Inc. *                            942,170
      14,500     Google, Inc. *                               5,046,870
     235,000     Hologic, Inc. *                              3,076,150
       5,000     IHS, Inc. *                                    205,900
      99,000     Insulet Corp. *                                405,900
     169,000     KeyCorp                                      1,330,030
         100     L-3 Communications Holdings, Inc.                6,780
      34,100     Linear Technology Corp.                        783,618
       2,000     MasterCard, Inc.                               334,960
      36,700     McAfee, Inc. *                               1,229,450
     156,700     Mylan, Inc. *                                2,101,347
      39,525     NRG Energy, Inc. *                             695,640
     182,200     Nuance Communications, Inc. *                1,978,692
      92,350     Omniture, Inc. *                             1,218,097
      10,000     ON Semiconductor Corp. *                        39,000

The accompanying notes are an integral part of these financial statements.

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    23

Schedule of Investments | 3/31/09 (unaudited) (continued)

     Shares      Security                        Value
     202,925     Riverbed Technology, Inc. *     $ 2,654,259
      61,900     Ross Stores, Inc.                 2,220,972
      75,700     Sequenom, Inc. *                  1,076,454
      21,000     Sybase, Inc. *                      636,090
      76,100     Synaptics, Inc. *                 2,036,436
      16,000     Thoratec Corp. *                    411,040
      27,000     Titanium Metals Corp.               147,690
      15,500     TJX Companies, Inc.                 397,420
     130,700     UAL Corp. *                         585,536
      49,000     VMware, Inc. *                    1,157,380
         200     W.W. Grainger, Inc.                  14,036
------------------------------------------------------------
                                                 $45,852,021
============================================================

(c)  Securities lending collateral is managed by Credit Suisse, New York Branch.

Purchases and sales of securities (excluding temporary cash investments) for the six months ended March 31, 2009 aggregated $162,411,280 and $170,473,147, respectively.

Various inputs are used in determining the value of the Fund's investments.
These inputs are summarized in the three broad levels listed below.

Highest priority is given to Level 1 inputs and lowest priority is given to
Level 3.

  Level 1 -- quoted prices in active markets for identical securities
  Level 2 -- other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)
  Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments)

The following is a summary of the inputs used as of March 31, 2009, in valuing the Fund's assets:

                                                                     Other
                                                   Investments       Financial
Valuation Inputs                                   in Securities     Instruments
Level 1 -- Quoted Prices                           $225,456,403      $--
Level 2 -- Other Significant Observable Inputs       46,609,131       --
Level 3 -- Significant Unobservable Inputs                   --       --
--------------------------------------------------------------------------------
Total                                              $272,065,534      $--
================================================================================

The accompanying notes are an integral part of these financial statements.

24    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

Statement of Assets and Liabilities | 3/31/09 (unaudited)

ASSETS:
  Investment in securities, at value (including securities loaned of
   $45,852,021) (cost $318,689,713)                                     $272,065,534
  Cash                                                                     3,735,153
  Receivables --
   Investment securities sold                                                635,592
   Fund shares sold                                                           52,803
   Dividends and interest                                                    157,330
  Other                                                                       47,512
------------------------------------------------------------------------------------
     Total assets                                                       $276,693,924
------------------------------------------------------------------------------------
LIABILITIES:
  Payables --
   Investment securities purchased                                      $  1,284,003
   Fund shares repurchased                                                   176,819
   Upon return of securities loaned                                       46,609,131
  Due to affiliates                                                           74,048
  Accrued expenses                                                            49,572
------------------------------------------------------------------------------------
     Total liabilities                                                  $ 48,193,573
------------------------------------------------------------------------------------
NET ASSETS:
  Paid-in capital                                                       $376,620,707
  Accumulated net investment loss                                           (228,007)
  Accumulated net realized loss on investments                          (101,268,170)
  Net unrealized loss on investments                                     (46,624,179)
------------------------------------------------------------------------------------
     Total net assets                                                   $228,500,351
====================================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $199,529,602/23,584,141 shares)                     $       8.46
  Class B (based on $6,478,894/956,391 shares)                          $       6.77
  Class C (based on $4,636,130/651,659 shares)                          $       7.11
  Class Y (based on $17,855,725/2,072,177 shares)                       $       8.62
MAXIMUM OFFERING PRICE:
  Class A ($8.46 [divided by] 94.25%)                                   $       8.98
====================================================================================

The accompanying notes are an integral part of these financial statements.

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    25

Statement of Operations (unaudited)

For the Six Months Ended 3/31/09

INVESTMENT INCOME:
  Dividends (net of foreign taxes withheld of $165)       $967,292
  Interest                                                   6,124
  Income from securities loaned, net                       265,227
-------------------------------------------------------------------------------------
     Total investment income                                             $  1,238,643
-------------------------------------------------------------------------------------
EXPENSES:
  Management fees
   Basic Fee                                               737,729
   Performance Adjustment                                  (92,399)
  Transfer agent fees
   Class A                                                 276,041
   Class B                                                  39,663
   Class C                                                  17,003
   Class Y                                                     134
  Distribution fees
   Class A                                                 258,327
   Class B                                                  34,644
   Class C                                                  24,935
  Shareholder communications expense                        64,801
  Administrative reimbursements                             55,046
  Custodian fees                                            17,778
  Registration fees                                         17,923
  Professional fees                                         25,876
  Printing expense                                          25,406
  Fees and expenses of nonaffiliated trustees                4,638
  Miscellaneous                                             16,948
-------------------------------------------------------------------------------------
     Total expenses                                                      $  1,524,493
     Less fees paid indirectly                                                 (2,303)
-------------------------------------------------------------------------------------
     Net expenses                                                        $  1,522,190
-------------------------------------------------------------------------------------
       Net investment loss                                               $   (283,547)
-------------------------------------------------------------------------------------
REALIZED AND UNREALIZED LOSS ON INVESTMENTS:
  Net realized loss on investments                                       $(77,188,038)
-------------------------------------------------------------------------------------
  Change in net unrealized loss on investments                           $(11,857,619)
-------------------------------------------------------------------------------------
  Net loss on investments                                                $(89,045,657)
-------------------------------------------------------------------------------------
  Net decrease in net assets resulting from operations                   $(89,329,204)
=====================================================================================

The accompanying notes are an integral part of these financial statements.

26    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

Statements of Changes in Net Assets

For the Six Months Ended 3/31/09 and the Year Ended 9/30/08, respectively

                                                            Six Months
                                                            Ended
                                                            3/31/09              Year Ended
                                                            (unaudited)          9/30/08
FROM OPERATIONS:
Net investment loss                                         $    (283,547)       $    (249,191)
Net realized loss on investments                              (77,188,038)         (15,029,586)
Change in net unrealized loss on investments                  (11,857,619)        (134,823,818)
----------------------------------------------------------------------------------------------
   Net decrease in net assets resulting from operations     $ (89,329,204)       $(150,102,595)
----------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net realized gain:
   Class A ($0.00 and $0.80 per share, respectively)        $          --        $ (21,362,055)
   Class B ($0.00 and $0.80 per share, respectively)                   --           (1,053,999)
   Class C ($0.00 and $0.80 per share, respectively)                   --             (620,250)
   Class Y ($0.00 and $0.80 per share, respectively)                   --           (1,609,179)
----------------------------------------------------------------------------------------------
     Total distributions to shareowners                     $          --        $ (24,645,483)
----------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                            $   6,682,555        $  17,908,756
Reinvestment of distributions                                          --           23,316,477
Cost of shares repurchased                                    (22,576,292)         (72,850,465)
----------------------------------------------------------------------------------------------
   Net decrease in net assets resulting from Fund share
     transactions                                           $ (15,893,737)       $ (31,625,232)
----------------------------------------------------------------------------------------------
   Net decrease in net assets                               $(105,222,941)       $(206,373,310)
NET ASSETS:
Beginning of period                                           333,723,292          540,096,602
----------------------------------------------------------------------------------------------
End of year period                                          $ 228,500,351        $ 333,723,292
----------------------------------------------------------------------------------------------
Accumulated net investment income (loss)                    $    (228,007)       $      55,540
----------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    27

Statements of Changes in Net Assets (continued)

                                     '09 Shares     '09 Amount            '08 Shares     '08 Amount
                                     (unaudited)    (unaudited)
Class A
Shares sold                             416,521     $  3,537,678             741,731     $ 11,394,837
Reinvestment of distributions                --               --           1,269,119       20,191,659
Less shares repurchased              (2,267,937)     (19,029,015)         (3,900,559)     (59,049,100)
-----------------------------------------------------------------------------------------------------
   Net decrease                      (1,851,416)    $(15,491,337)         (1,889,709)    $(27,462,604)
=====================================================================================================
Class B
Shares sold                             101,212     $    686,248             180,964     $  2,269,529
Reinvestment of distributions                --               --              78,038        1,013,705
Less shares repurchased                (240,595)      (1,633,664)           (515,735)      (6,334,002)
-----------------------------------------------------------------------------------------------------
   Net decrease                        (139,383)    $   (947,416)           (256,733)    $ (3,050,768)
=====================================================================================================
Class C
Shares sold                             151,521     $  1,085,976             166,687     $  2,214,901
Reinvestment of distributions                --               --              42,833          582,111
Less shares repurchased                (221,672)      (1,547,534)           (257,873)      (3,274,968)
-----------------------------------------------------------------------------------------------------
   Net decrease                         (70,151)    $   (461,558)            (48,353)    $   (477,956)
=====================================================================================================
Class Y
Shares sold                             161,360     $  1,372,653             132,602     $  2,029,489
Reinvestment of distributions                --               --              95,028        1,529,002
Less shares repurchased                 (43,408)        (366,079)           (270,759)      (4,192,395)
-----------------------------------------------------------------------------------------------------
   Net increase (decrease)              117,952     $  1,006,574             (43,129)    $   (633,904)
=====================================================================================================

The accompanying notes are an integral part of these financial statements.

28    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

Financial Highlights
                                                             Six Months
                                                             Ended
                                                             3/31/09          Year Ended
                                                             (unaudited)      9/30/08
Class A
Net asset value, beginning of period                           $  11.54       $  17.35
--------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                         $    (0.01)      $     --
 Net realized and unrealized gain (loss) on investments           (3.07)         (5.01)
--------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations         $    (3.08)      $  (5.01)
Distributions to shareowners:
 Net realized gain                                                   --          (0.80)
Capital contribution                                                 --             --
--------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $    (3.08)      $  (5.81)
--------------------------------------------------------------------------------------
Net asset value, end of period                                 $   8.46       $  11.54
======================================================================================
Total return*                                                    (26.69)%       (30.16)%
Ratio of net expenses to average net assets+                       1.25%**        1.00%
Ratio of net investment loss to average net assets+               (0.20)%**      (0.02)%
Portfolio turnover rate                                             133%**         106%
Net assets, end of period (in thousands)                     $  199,530       $293,551
Ratios with reduction for fees paid indirectly:
 Net expenses                                                      1.25%**        1.00%
 Net investment loss                                              (0.20)%**      (0.02)%
======================================================================================

                                                             Year Ended    Year Ended    Year Ended   Year Ended
                                                             9/30/07       9/30/06       9/30/05      9/30/04
Class A
Net asset value, beginning of period                         $ 15.38       $ 15.34       $ 13.69      $ 12.68
-------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                         $ (0.03)      $ (0.03)      $ (0.02)     $ (0.06)
 Net realized and unrealized gain (loss) on investments         3.02          0.63          1.67         1.07
-------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations         $  2.99       $  0.60       $  1.65      $  1.01
Distributions to shareowners:
 Net realized gain                                             (1.06)        (0.56)           --           --
Capital contribution                                            0.04            --            --           --
-------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $  1.97       $  0.04       $  1.65      $  1.01
-------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $ 17.35       $ 15.38       $ 15.34      $ 13.69
=============================================================================================================
Total return*                                                  20.54%#        4.03%        12.05%        7.97%
Ratio of net expenses to average net assets+                    0.89%         0.90%         0.90%        0.90%
Ratio of net investment loss to average net assets+            (0.18)%       (0.21)%       (0.14)%      (0.44)%
Portfolio turnover rate                                           48%           96%          115%          98%
Net assets, end of period (in thousands)                    $474,138      $453,950      $503,683     $516,935
Ratios with reduction for fees paid indirectly:
 Net expenses                                                   0.88%         0.90%         0.90%        0.90%
 Net investment loss                                           (0.17)%       (0.21)%       (0.14)%      (0.44)%
=============================================================================================================

*    Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sale charges. Total return would be reduced if sales charges were taken into account.
+    Ratios with no reduction for fees paid indirectly.
#    Total return shown includes capital contribution by PIM. Without such contributions, the total return would have been reduced by 0.28%.
**   Annualized.

The accompanying notes are an integral part of these financial statements.

                   Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09  29

Financial Highlights (continued)
                                                             Six Months
                                                             Ended
                                                             3/31/09          Year Ended
                                                             (unaudited)      9/30/08
Class B
Net asset value, beginning of period                         $     9.33       $   14.35
---------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                         $    (0.07)      $   (0.18)
 Net realized and unrealized gain (loss) on investments           (2.49)          (4.04)
---------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations         $    (2.56)      $   (4.22)
Distributions to shareowners:
 Net realized gain                                                   --           (0.80)
Capital contribution                                                 --              --
---------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $    (2.56)      $   (5.02)
---------------------------------------------------------------------------------------
Net asset value, end of period                               $     6.77       $    9.33
=======================================================================================
Total return*                                                    (27.44)%        (31.00)%
Ratio of net expenses to average net assets+                       2.97%**         2.23%
Ratio of net investment loss to average net assets+               (1.92)%**       (1.25)%
Portfolio turnover rate                                             133%**          106%
Net assets, end of period (in thousands)                     $    6,479       $  10,219
Ratios with reduction for fees paid indirectly:
 Net expenses                                                      2.97%**         2.21%
 Net investment loss                                              (1.92)%**       (1.23)%
=======================================================================================

Financial Highlights (continued)

                                                             Year Ended    Year Ended    Year Ended   Year Ended
                                                             9/30/07       9/30/06       9/30/05      9/30/04
Class B
Net asset value, beginning of period                         $ 13.04       $ 13.26       $ 11.99      $ 11.24
-------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                         $ (0.21)      $ (0.24)      $ (0.20)     $ (0.24)
 Net realized and unrealized gain (loss) on investments         2.55          0.58          1.47         0.99
-------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations         $  2.34       $  0.34       $  1.27      $  0.75
Distributions to shareowners:
 Net realized gain                                             (1.06)        (0.56)           --           --
Capital contribution                                            0.03            --            --           --
-------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $  1.31       $ (0.22)      $  1.27      $  0.75
-------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $ 14.35       $ 13.04       $ 13.26      $ 11.99
=============================================================================================================
Total return*                                                  19.07%#        2.66%        10.59%        6.67%
Ratio of net expenses to average net assets+                    2.16%         2.25%         2.16%        2.18%
Ratio of net investment loss to average net assets+            (1.46)%       (1.57)%       (1.41)%      (1.72)%
Portfolio turnover rate                                           48%           96%          115%          98%
Net assets, end of period (in thousands)                     $19,404       $19,972       $26,132      $29,247
Ratios with reduction for fees paid indirectly:
 Net expenses                                                   2.12%         2.25%         2.15%        2.17%
 Net investment loss                                           (1.42)%       (1.57)%       (1.40)%      (1.71)%
=============================================================================================================

*    Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.
+    Ratios with no reduction for fees paid indirectly.
#    Total return shown includes capital contribution by PIM. Without such contributions, the total return would have been reduced by 0.25%.
**   Annualized.

The accompanying notes are an integral part of these financial statements.

30  Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

                                                             Six Months
                                                             Ended
                                                             3/31/09          Year Ended
                                                             (unaudited)      9/30/08
Class C
Net asset value, beginning of period                         $     9.77       $   14.97
---------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                         $    (0.06)      $   (0.15)
 Net realized and unrealized gain (loss) on investments           (2.60)          (4.25)
---------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations         $    (2.66)      $   (4.40)
Distributions to shareowners:
 Net realized gain                                                   --           (0.80)
Capital contribution                                                 --              --
---------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $    (2.66)      $   (5.20)
---------------------------------------------------------------------------------------
Net asset value, end of period                               $     7.11       $    9.77
=======================================================================================
Total return*                                                    (27.23)%        (30.92)%
Ratio of net expenses to average net assets+                       2.63%**         2.08%
Ratio of net investment loss to average net assets+               (1.58)%**       (1.10)%
Portfolio turnover rate                                             133%**          106%
Net assets, end of period (in thousands)                     $    4,636       $   7,050
Ratios with reduction for fees paid indirectly:
 Net expenses                                                      2.63%**         2.07%
 Net investment loss                                              (1.58)%**       (1.09)%
=======================================================================================

                                                             Year Ended    Year Ended    Year Ended   Year Ended
                                                             9/30/07       9/30/06       9/30/05      9/30/04
Class C
Net asset value, beginning of period                         $ 13.54       $ 13.72       $ 12.39      $ 11.60
-------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                         $ (0.19)      $ (0.19)      $ (0.18)     $ (0.29)
 Net realized and unrealized gain (loss) on investments         2.65          0.57          1.51         1.08
-------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations         $  2.46       $  0.38       $  1.33      $  0.79
Distributions to shareowners:
 Net realized gain                                             (1.06)        (0.56)           --           --
Capital contribution                                            0.03            --            --           --
-------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $  1.43       $ (0.18)      $  1.33      $  0.79
-------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $ 14.97       $ 13.54       $ 13.72      $ 12.39
=============================================================================================================
Total return*                                                  19.26%#        2.87%        10.73%        6.81%
Ratio of net expenses to average net assets+                    1.99%         2.07%         2.05%        1.95%
Ratio of net investment loss to average net assets+            (1.28)%       (1.38)%       (1.29)%      (1.48)%
Portfolio turnover rate                                           48%           96%          115%          98%
Net assets, end of period (in thousands)                     $11,527       $10,858       $11,532      $12,405
Ratios with reduction for fees paid indirectly:
 Net expenses                                                   1.97%         2.07%         2.04%        1.95%
 Net investment loss                                           (1.26)%       (1.38)%       (1.28)%      (1.48)%
=============================================================================================================

*    Assumes initial investment at net asset value at the beginning of each period, reinvestment of distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.
+    Ratios with no reduction for fees paid indirectly.
#    Total return shown includes capital contribution by PIM. Without such contributions, the total return would have been reduced by 0.24%.
**   Annualized.

The accompanying notes are an integral part of these financial statements.

                   Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09  31

Financial Highlights (continued)

                                                           Six Months
                                                           Ended
                                                           3/31/09         Year Ended
                                                           (unaudited)     9/30/08
CLASS Y
Net asset value, beginning of period                       $    11.72      $   17.54
------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                     $     0.02      $    0.06
 Net realized and unrealized gain (loss) on investments         (3.12)         (5.08)
------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations       $    (3.10)     $   (5.02)
Distributions to shareowners:
 Net realized gain                                                 --          (0.80)
Capital contribution                                               --             --
------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                 $    (3.10)     $   (5.82)
------------------------------------------------------------------------------------
Net asset value, end of period                             $     8.62      $   11.72
====================================================================================
Total return*                                                  (26.45)%       (29.88)%
Ratio of net expenses to average net assets+                     0.69%**        0.58%
Ratio of net investment income to average net assets+            0.36%**        0.40%
Portfolio turnover rate                                           133%**         106%
Net assets, end of period (in thousands)                    $  17,856      $  22,904
Ratios with reduction for fees paid indirectly:
 Net expenses                                                    0.69%**        0.58%
 Net investment income                                           0.36%**        0.40%
====================================================================================

Financial Highlights (continued)

                                                                                        For the Period
                                                                                        from 2/1/05
                                                                                        (Commencement
                                                          Year Ended     Year Ended     of Operations)
                                                          9/30/07        9/30/06        to 9/30/05
CLASS Y
Net asset value, beginning of period                         $ 15.48        $ 15.37        $  14.72
---------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                       $  0.04        $  0.03        $   0.01
 Net realized and unrealized gain (loss) on investments         3.04           0.64            0.64
---------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations         $  3.08        $  0.67        $   0.65
Distributions to shareowners:
 Net realized gain                                             (1.06)         (0.56)             --
Capital contribution                                            0.04             --              --
---------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $  2.06        $  0.11        $   0.65
---------------------------------------------------------------------------------------------------
Net asset value, end of period                               $ 17.54        $ 15.48        $  15.37
===================================================================================================
Total return*                                                  21.01%#         4.50%           4.42%++
Ratio of net expenses to average net assets+                    0.49%          0.48%           0.51%**
Ratio of net investment income to average net assets+           0.23%          0.23%           0.28%**
Portfolio turnover rate                                           48%            96%            115%++
Net assets, end of period (in thousands)                     $35,027        $29,569        $  5,143
Ratios with reduction for fees paid indirectly:
 Net expenses                                                   0.49%          0.48%           0.51%**
 Net investment income                                          0.23%          0.23%           0.28%**
===================================================================================================

*    Assumes initial investment at net asset value at the beginning of each period, reinvestment of distributions, the complete redemption of the investment at net asset value at the end of each period.
**   Annualized.
+    Ratios with no reduction for fees paid indirectly.
++   Not annualized.
#    Total return shown includes capital contribution by PIM. Without such contributions, the total return would have been reduced by 0.28%.

The accompanying notes are an integral part of these financial statements.

32  Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

Notes to Financial Statements | 3/31/09 (unaudited)

1.   Organization and Significant Accounting Policies

Pioneer Mid Cap Growth Fund (the Fund) is a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is to seek capital growth by investing in a diversified portfolio consisting primarily of common stocks.

The Fund offers four classes of shares -- Class A, Class B, Class C, and Class
Y shares. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different class-specific fees and expenses such as transfer agent and distribution fees.
Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends by each class. The Amended and Restated Declaration of Trust of the Fund gives the
Board the flexibility to specify either per share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Share classes have exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. There is no distribution plan for Class Y shares.

The Fund's financial statements have been prepared in conformity with U.S.
generally accepted accounting principles that require the management of the
Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political or regulatory developments or other risks affecting these industries or sectors. The Fund's prospectuses contain unaudited information regarding the Fund's principal risks. Please refer to those documents when considering the Fund's principal risks.

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    33

The following is a summary of significant accounting policies followed by the
Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

A.   Security Valuation

     Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
     (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not generally reported, are valued at the mean between the last bid and asked prices. Securities for which market prices and/or quotations are not readily available are valued using fair value methods pursuant to procedures adopted by the Board of Trustees. Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. The Fund may also use fair value methods to value a security, including a non-U.S.
     security, when the closing market price on the principal exchange where the security is traded no longer reflects the value of the security. At March
     31, 2009, there were no securities that were valued using fair value methods (other than securities valued using prices supplied by independent pricing services). Temporary cash investments are valued at cost which approximates market value.

     Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Interest income is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

     Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

B.   Futures Contracts

     The Fund may enter into futures transactions to hedge against changes in interest rates, securities prices, and currency rates or to seek to increase total return. Upon entering into a futures contract, the Fund is required to deposit with a broker an amount of cash or securities equal to the minimum "initial margin" requirements of the associated futures exchange. Subsequent payments for futures contracts (variation margin) are received or paid by the Fund, depending on the daily fluctuation in the value of the contracts, and are recorded by the Fund as unrealized gains or losses, respectively. When the contract is closed, the Fund realizes a gain or loss equal to

34    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

     the difference between the opening and closing value of the contract. The use of futures contracts involves, to varying degrees, elements of market and counterparty risks, which may exceed the amounts recognized by the
     Fund. Changes in value of the contracts may not directly correlate to the changes in value of the underlying securities. These risks may decrease the effectiveness of the Fund's hedging strategies and potentially result in a loss. At March 31, 2009, there were no open futures contracts.

C.   Federal Income Taxes

     It is the Fund's policy to comply with the requirements of the Internal
     Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. Tax years for the prior three fiscal years are subject to examination by tax authorities.

     The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as from or in excess of net investment income or as from net realized gain on investment transactions, or as from paid-in-capital, depending on the type of book/tax differences that may exist.

     The Fund has elected to defer $20,033,551 of capital losses recognized between November 1, 2007 and September 30, 2008 to its fiscal year ending
     September 30, 2009.

     The tax character of current year distributions paid will be determined at the end of the current taxable year. The tax character of distributions paid during the year ended September 30, 2008 was as follows:

                                       2008
Distributions paid from:
Ordinary income                 $ 4,831,172
Long-term capital gain           19,814,311
-------------------------------------------
  Total                         $24,645,483
===========================================

     The following shows the components of distributable earnings on a federal income tax basis at September 30, 2008:

                                       2008
Distributable earnings:
Post-October loss deferred     $(20,033,551)
Unrealized depreciation         (38,757,601)
-------------------------------------------
  Total                        $(58,791,152)
===========================================

                  Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09
35

     The difference between book-basis and tax-basis unrealized depreciation is attributable to the tax deferral of losses on wash sales and the tax basis adjustments on partnerships.

D.   Fund Shares

     The Fund records sales and repurchases of its shares as of trade date.
     Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the
     Fund and a wholly owned indirect subsidiary of UniCredit S.p.A.
     (UniCredit), earned $28,673 in underwriting commissions on the sale of
     Class A shares for the six months ended March 31, 2009.

E.   Class Allocations

     Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on the respective percentage of adjusted net assets at the beginning of the day.

     Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B and Class C shares of the Fund, respectively (see Note 4). Class Y shares are not subject to a distribution fee plan. Shareowners of each class participate in all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder
     Services, Inc. (PIMSS), for its services, which are allocated based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

     Distributions to shareowners are recorded as of the ex-dividend date.
     Distributions paid by the Fund with respect to each class of shares are calculated in the same manner and at the same time, except that Class A,
     Class B, Class C and Class Y shares can bear different transfer agent and distribution expense rates.

F.   Securities Lending

     The Fund lends securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a securities loan transaction, the Fund typically receives cash collateral from the borrower equal to at least the value of the securities loaned, which is invested in temporary cash investments. Credit Suisse, New York Branch, as the Fund's securities lending agent, manages the Fund's securities lending collateral.
     The income earned on the investment of collateral is shared with the borrower and the lending agent in payment of any rebate due to the borrower with respect to the securities loan, and in compensation for the lending agent's services to the Fund. The Fund also continues to receive payments in lieu of dividends and interest on the securities loaned. Gain or loss on the value of the loaned securities that may occur during the term of the loan will be for the account of the

36    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

     Fund. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. The
     Fund has the right, under the lending agreement, to terminate the loan and recover the securities from the borrower with prior notice. The Fund will be required to return the cash collateral to the borrower and could suffer a loss if the value of the collateral, as invested, has declined.

G.   Repurchase Agreements

     With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest, is required to be at least equal to or in excess of the value of the repurchase agreement. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or subcustodians. The Fund's investment adviser, Pioneer Investment
     Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

H.   Option Writing

     When the Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability and is subsequently adjusted to the current fair value of the option written. Premiums received from writing options that expire unexercised are treated by the Fund on the expiration date as realized gains from investments. The difference between the premium and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or, if the premium is less than the amount paid for the closing purchase transaction, as a realized loss. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether the Fund has realized a gain or loss. The Fund as writer of an option bears the market risk of an unfavorable change in the price of the security underlying the written option. There were no written call options for the six months ended March 31, 2009.

2.   Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. PIM receives a basic fee that is calculated at the annual rate of
0.625% of the Fund's average daily net assets. The basic fee can increase or decrease by a maximum of -0.20% based on the investment performance of the
Fund's Class A shares as compared to the Russell Midcap Growth Index. The performance comparison is made for a rolling 36-month period. In addition, the fee is further limited to a maximum annualized rate adjustment of up to 0.20%.
For the six month period ended March 31, 2009, the aggregate performance adjustment resulted in a reduction to the basic fee of $92,399. For

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    37

the six months ended March 31, 2009, the effective management fee was equivalent to 0.55% of average daily net assets.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $1,294 in management fees, administrative costs and certain other fees payable to PIM at March 31, 2009.

3.   Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

In addition, the Fund reimbursed PIMSS for out-of-pocket expenses related to shareholder communications activities such as proxy and statement mailing, outgoing phone calls and omnibus relationship contracts. For the six months ended March 31, 2009, such out-of-pocket expenses by class of shares were as follows:

Shareholder Communications:
Class A             $53,178
Class B             $ 4,862
Class C             $ 6,634
Class Y             $   127
---------------------------
  Total             $64,801
===========================

Included in "Due to Affiliates" reflected on the Statement of Assets and
Liabilities is $71,099 in transfer agent fees and shareholder communications expense payable to PIMSS at March 31, 2009.

4.   Distribution Plan

The Fund adopted a Distribution Plan pursuant to Rule 12b-1 of the Investment
Company Act of 1940 with respect to its Class A, Class B and Class C shares.
Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund pays PFD 1.00% of the average daily net assets attributable to Class B and Class C shares. The fee for Class B and
Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Prior to
February 1, 2008, PFD was reimbursed under the Distribution Plan for distribution expenses in an amount of up to 0.25% of the average daily net assets attributable to Class A shares. Included in "Due to affiliates"
reflected on the Statement of Assets and Liabilities is $1,655 in distribution fees payable to PFD at March 31 2009.

38    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

In addition, redemptions of each class of shares (except Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 18 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed.
Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%, based on the lower of cost or market value of shares being redeemed.
Proceeds from the CDSCs are paid to PFD. For the six months ended March 31,
2009, CDSCs in the amount of $9,081 were paid to PFD.

5.   Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS resulting in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the six months ended March 31, 2009, the Fund's expenses were reduced by $2,303 under such arrangements.

6.   Line of Credit

The Fund, along with certain other funds in the Pioneer Family of Funds (the
Funds), collectively participate in a $165 million committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of $165 million or the limits set for borrowing by the Fund's prospectus and the 1940 Act. Interest on collective borrowings is payable as follows: if the London Interbank Offered
Rate (LIBOR) on the related borrowing date is greater than or equal to the
Federal Funds Rate on such date, the loan bears interest at the LIBOR rate plus
1.25% on an annualized basis, or if the LIBOR rate on the related borrowing date is less then the Federal Funds Rate on such date, the loan bears interest at the Federal Funds Rate plus 1.25% on an annualized basis. The Funds pay an annual commitment fee for this facility. The commitment fee is allocated among participating Funds based on an allocation schedule set forth in the credit agreement. For the six months ended March 31, 2009, the Fund had no borrowings under this agreement.

7.   New Pronouncement

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures
about Derivative Instruments and Hedging Activities (SFAS 161), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS
161 will have on the Fund's financial statement disclosures.

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    39

Trustees, Officers and Service Providers

Trustees
John F. Cogan, Jr., Chairman
David R. Bock
Mary K. Bush
Benjamin M. Friedman
Margaret B.W. Graham
Daniel K. Kingsbury
Thomas J. Perna
Marguerite A. Piret
Stephen K. West

Officers
John F. Cogan, Jr., President
Daniel K. Kingsbury, Executive
  Vice President
Mark E. Bradley, Treasurer
Dorothy E. Bourassa, Secretary

Investment Adviser and Administrator
Pioneer Investment Management, Inc.

Custodian
Brown Brothers Harriman & Co.

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at http://www.sec.gov.

40    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

                            This page for your notes.

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    41

                            This page for your notes.

42    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

                            This page for your notes.

                 Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09    43

                            This page for your notes.

44    Pioneer Mid Cap Growth Fund | Semiannual Report | 3/31/09

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                               1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                            1-800-225-4321

Retirement plans information                                    1-800-622-0176

Telecommunications Device for the Deaf (TDD)                    1-800-225-1997

Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                               1-800-225-4240

Our internet e-mail address                 ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)

Visit our web site: www.pioneerinvestments.com

This report must be accompanied by a prospectus.

The Fund files a complete statement of investments with the Securities and
Exchange Commission for the first and third quarters for each fiscal year on
Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling
1-800-SEC-0330.